Exhibit 99.1

IN THE UNITED STATES DISTRICT COURT

FOR THE MIDDLE DISTRICT OF TENNESSEE

NASHVILLE DIVISION

PATRICK AYERS, derivatively on behalf of	)	Case No. 3:19-cv-00733
COMMUNITY HEALTH SYSTEMS, INC.,	)
	)	District Judge Eli J. Richardson
Plaintiff,	)	Magistrate Judge Barbara D. Holmes
)
v.	)
)
WAYNE T. SMITH, et al.,	)
)
Defendants,	)
)
and	)
)
COMMUNITY HEALTH SYSTEMS, INC.,	)
)
Nominal Defendant.	)

NOTICE OF (I) PENDENCY AND PROPOSED SETTLEMENT OF

STOCKHOLDER DERIVATIVE ACTION; (II) SETTLEMENT FAIRNESS HEARING;

AND (III) MOTION FOR AN AWARD OF ATTORNEYS’ FEES

AND LITIGATION EXPENSES

A Federal Court authorized this Notice. This is not a solicitation from a lawyer.

TO:

Any and all persons and entities who held of record, or beneficially owned, common stock of Community Health Systems, Inc. (“CHSI” or the “Company”) as of the close of trading on November 13, 2023 (“CHSI Stockholders”).

The purpose of this Notice is to inform you of: (i) the stockholder derivative action captioned Ayers v. Smith, Case No. 3:19-cv-00733 (the “Action”), pending in the United States District Court for the Middle District of Tennessee (the “Court”); (ii) a proposed settlement of the Action (the “Settlement”), subject to the approval of the Court pursuant to Rule 23.1 of the Federal Rules of Civil Procedure, as provided in the Stipulation and Agreement of Settlement dated November 13, 2023 (the “Stipulation”); (iii) the hearing that the Court will hold on January 29, 2024 at 8:30 a.m. to determine whether to finally approve the proposed Settlement and to consider the application by Plaintiff’s counsel, on behalf of all Plaintiffs’ Counsel,1 for an award of attorneys’ fees and expenses; and (iv) CHSI Stockholders’ rights with respect to the proposed Settlement and the application for an award of attorneys’ fees and expenses to Plaintiffs’ Counsel.2

[1]	“Plaintiffs’ Counsel” consist of Barrett Johnston Martin & Garrison LLC; Levi & Korsinsky, LLP; deLeeuw Law LLC; and Robbins LLP, individually and as Lead Counsel in the Delaware Action.
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All capitalized terms not otherwise defined in this Notice shall have the meaning provided in the Stipulation, a copy which is being filed, together with this Notice, as an attachment to the Company’s 8-K dated December 8, 2023. A copy of the Stipulation is also available in the “Investor Relations” portion of CHSI’s website, www.chs.net.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.

YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS

LITIGATION AND THE PROPOSED SETTLEMENT OF THE ACTION.

The Stipulation was entered into as of November 13, 2023 by and among (a)(i) plaintiff Patrick Ayers (“Plaintiff Ayers”) in the above-captioned stockholder derivative action (the “Action”); and (ii) plaintiffs Kevin Aronson, Faisal Hussain, and Susheel Tanjavoor (the “Delaware Plaintiffs”) in the stockholder derivative action pending in the United States District Court for the District of Delaware captioned In re Community Health Systems, Inc. Stockholder Derivative Litigation, Consol. C.A. No. 1:19-cv-01506-GBW (D. Del.) (the “Delaware Action”) (collectively with Plaintiff Ayers, “Plaintiffs”), all derivatively on behalf of nominal defendant Community Health Systems, Inc. (“CHSI” or the “Company”); (b) defendants Thomas J. Aaron, W. Larry Cash, John A. Clerico, Michael Dinkins, James S. Ely III, John A. Fry, Kevin J. Hammons, Tim L. Hingtgen, William Norris Jennings, K. Ranga Krishnan, Julia B. North, Wayne T. Smith, and H. James Williams (collectively, the “Individual Defendants”), who are all of the named defendants in the Action and the Delaware Action (together with the actions consolidated therein, the “Derivative Actions”); and (c) nominal defendant CHSI (together with the Individual Defendants, the “Defendants,” and collectively with Plaintiffs, the “Parties,” and each a “Party”).

The Settlement provides for the Company to implement enhancements to its corporate governance as described in more detail in paragraph 31 below. Neither the Company nor CHSI stockholders will receive any payment from the Settlement.

PLEASE NOTE: STOCKHOLDERS ARE NOT REQUIRED TO TAKE ANY ACTION IN RESPONSE TO THIS NOTICE.

WHAT IS THE PURPOSE OF THIS NOTICE?

1. The purpose of this Notice is to explain the Action, the terms of the proposed Settlement, and how the proposed Settlement affects CHSI stockholders’ legal rights.

2. The Action is a stockholder derivative suit. In a stockholder derivative suit, one or more persons or entities who are current stockholders of a corporation sue on behalf of and for the benefit of the corporation, seeking to enforce the corporation’s legal rights. In the Action, Plaintiff has filed suit against Defendants on behalf of and for the benefit of CHSI.

3. The Court has scheduled a hearing to consider the fairness, reasonableness, and adequacy of the Settlement and the application by Plaintiff in the Action, on behalf of all Plaintiffs’ Counsel, for an award of attorneys’ fees and expenses (the “Settlement Fairness Hearing”). See paragraphs 38-48 below for details about the Settlement Fairness Hearing, including the location, date, and time of the hearing.

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WHAT IS THIS CASE ABOUT? WHAT HAS HAPPENED

SO FAR?

THE FOLLOWING DESCRIPTION OF THE ACTION AND THE SETTLEMENT HAS BEEN PREPARED BY COUNSEL FOR THE PARTIES. THE COURT PRESIDING OVER THE ACTION HAS MADE NO FINDINGS WITH RESPECT TO SUCH MATTERS, AND THIS NOTICE IS NOT AN EXPRESSION OR STATEMENT BY ANY COURT OF FINDINGS OF FACT.

4. Plaintiffs allege that certain current and former officers and directors of CHSI breached their fiduciary duties by, among other things, failing to disclose material adverse facts about the Company’s business, operations, and prospects related to the Company’s provisions for bad debt and stating net operating revenue.

5. On August 20, 2019, plaintiff Roger Trombley (“Plaintiff Trombley”), derivatively on behalf of CHSI, commenced the Action by filing a complaint against the Individual Defendants (ECF No. 1).

6. On August 12, 2019, plaintiff Faisal Hussain, derivatively on behalf of CHSI, filed a stockholder derivative action against certain Individual Defendants in the United States District Court for the District of Delaware, captioned Hussain v. Smith et al., C.A. No. 1:19-cv-01506 (the “Hussain Action”).

7. On August 29, 2019, plaintiff Susheel Tanjavoor, derivatively on behalf of CHSI, filed a stockholder derivative action against the Individual Defendants in the United States District Court for the District of Delaware, captioned Tanjavoor v. Smith et al., C.A. No. 1:19-cv-01617 (the “Tanjavoor Action”).

8. On October 30, 2019, plaintiff Roofers Local No. 149 Pension Fund, derivatively on behalf of CHSI, filed a stockholder derivative action against the Individual Defendants in the United States District Court for the District of Delaware, captioned Roofers Local No. 149 Pension Fund v. Clerico et al., C.A. No. 1:19-cv-02062 (the “Roofers Action”).

9. On September 18, 2019, Kevin Aronson (“Plaintiff Aronson”) made a demand to inspect certain of the Company’s books and records pursuant to 8 Del. C. § 220.

10. On February 7, 2020, the Company produced documents in response to Plaintiff Aronson’s books and records demand.

11. In March 2020, the Company completed its production of documents in response to Plaintiff Aronson’s books and records demand.

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12. On April 29, 2020, Plaintiff Aronson, derivatively on behalf of CHSI, filed a stockholder derivative action against certain Individual Defendants in the United States District Court for the District of Delaware, captioned Aronson v. Smith, et al., C.A. No. 1:20-cv-00587 (the “Aronson Action”).

13. On February 24, 2020, the Court entered an Order which, inter alia, stayed the Action pending a ruling on defendants’ then-forthcoming motion to dismiss a related securities class action pending before the Court and captioned Padilla v. Community Health Systems, Inc. et al., C.A. No. 3:19-cv-00461 (the “Federal Securities Class Action”) (ECF No. 22).

14. On August 31, 2020, the United States District Court for the District of Delaware entered an Order which, inter alia, consolidated the Hussain Action, the Tanjavoor Action, the Roofers Action, and the Aronson Action, and appointed Plaintiff Aronson’s counsel, Robbins LLP, as lead counsel in the Delaware Action.

15. On September 30, 2020, the Delaware Plaintiffs designated the complaint filed in the Aronson Action as the operative complaint in the Delaware Action.

16. On May 21, 2021, the United States District Court for the District of Delaware entered an Order granting the voluntary dismissal of plaintiff Roofers Local No. 149 Pension Fund from the Delaware Action.

17. On September 30, 2021, after full briefing by the parties, the United States District Court for the District of Delaware entered an Order which, inter alia, stayed the Delaware Action until after the Court issued a decision on the motion to dismiss pending in the Federal Securities Class Action.

18. On August 17, 2022, the Court entered an Order in the Federal Securities Class Action denying defendants’ motion to dismiss the Federal Securities Class Action.

19. On September 12, 2022, the United States Court for the District of Delaware entered an Order which, inter alia, extended the stay of the Delaware Action until the resolution of all motions for summary judgment in the Federal Securities Class Action (or the deadline for making such motions passing without any such motion being filed), and allowed the Delaware Plaintiffs to participate in discovery in the Federal Securities Class Action as provided therein.

20. On September 20, 2022, the Court entered the First Modified Case Management Order (ECF No. 31) and Order Administratively Closing Case (ECF No. 32) which, inter alia, administratively closed the Action, subject to a motion to reopen it, and allowed Plaintiff Trombley to participate in discovery in the Federal Securities Class Action as provided therein.

21. Thereafter, Plaintiff Trombley and the Delaware Plaintiffs, and subsequently Plaintiff Ayers, participated in discovery in the Federal Securities Class Action by, among other things, reviewing and analyzing the documents produced by Defendants in discovery in the Federal Securities Class Action, developing their theories of liability, and preparing to participate in depositions taken in the Federal Securities Class Action.

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22. On October 13, 2022, the Court entered an order in the Federal Securities Class Action and in the Action directing the parties in the Action and the Federal Securities Class Action to meet in person and attempt to resolve a dispute regarding coordination of discovery between the Action and the Federal Securities Class Action (ECF No. 33).

23. On December 9, 2022, Plaintiff Trombley made an unopposed motion for an order permitting Plaintiff Ayers to substitute in for Plaintiff Trombley as a representative plaintiff in the Action (ECF No. 34).

24. On December 14, 2022, the Court entered an Order Substituting Plaintiff which substituted Plaintiff Ayers as plaintiff in the Action in place of Plaintiff Trombley and directed the Clerk to modify the docket and caption accordingly (ECF No. 35).

25. On March 9, 2023, the Parties and the parties to the Federal Securities Class Action participated in a day-long, in-person mediation before Jed D. Melnick, Esq. of JAMS ADR. During the mediation, the Parties discussed resolving the Derivative Actions by means of certain corporate governance reforms that would be instituted by the Company. Although the mediation did not result in the settlement of the Derivative Actions, the Parties nevertheless continued to negotiate in good faith and exchanged iterative proposals of governance reforms in an effort to resolve the Derivative Actions.

26. On March 14, 2023, the parties to the Federal Securities Class Action notified the Court that they had agreed to a settlement of the Federal Securities Class Action.

27. On May 30, 2023, the Court entered an Order granting preliminary approval of the Federal Securities Class Action.

28. On June 20, 2023, after continued extensive arm’s length negotiations, the Parties reached an agreement in principle to settle the Derivative Actions in exchange for enhancements to the Company’s governance and oversight over its compliance and audit functions, as set forth in detail in paragraph 31 below.

29. After additional negotiations regarding the specific terms of their agreement, the Parties entered into the Stipulation on November 13, 2023. The Stipulation reflects the final and binding agreement among the Parties on the terms and conditions of the Settlement. The Stipulation can be viewed at the “Investor Relations” portion of CHSI’s website, www.chs.net.

30. On December 4, 2023, the Court preliminarily approved the Settlement, authorized this Notice to be provided to CHSI Stockholders, and scheduled the Settlement Fairness Hearing to consider whether to grant final approval of the Settlement.

WHAT ARE THE TERMS OF THE SETTLEMENT?

31. In consideration of the full settlement and release of the Released Plaintiffs’ Claims (defined in paragraph 34 below) against the Released Defendants’ Persons (defined in paragraph 34 below) and the dismissal with prejudice of the Action, Defendants will cause the Company to adopt the following enhancements to the Company’s governance and oversight over its compliance

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and audit functions, which shall remain in effect for no less than five (5) years except in the event that an unrelated entity, person, stockholder, or group of stockholders acquires all of the common stock of CHSI, enabling CHSI to terminate its reporting obligations under the Securities Exchange Act of 1934, as amended with respect to its equity interests and to de-list from the applicable stock exchange:

I.	BOARD DIVERSITY

The Company shall utilize the “Rooney Rule” for underrepresented populations when seeking candidates for nomination to the Board, wherein each pool of candidates considered for nomination to the CHSI Board shall include at least one (1) woman or one (1) member of an underrepresented group, thereby ensuring that members of these underrepresented populations are considered for nomination to the CHSI Board with appropriate consistency.

II.	CORPORATE GOVERNANCE EXPERT

The Company shall retain an independent corporate governance expert to biennially perform an analysis of material corporate governance weaknesses for the next five (5) years. The Company shall have sole discretion to identify and retain the independent corporate governance expert; provided, however, that the independent corporate governance expert shall not be employed by or a member of a company or firm (including a law firm) whose current work for the Company represents a material amount of that company’s or firm’s revenue.

The independent corporate governance expert will report directly to the Governance and Nominating Committee and shall have full access to materials or personnel from any part of the Company in order to assist his/her review. The independent corporate governance expert shall prepare a report containing his/her findings, including any recommendations for changes to the Company’s corporate governance structure and processes. After completion of the expert report, the expert shall provide a written report and oral presentation to the entire Board and the Governance and Nominating Committee at the next meeting following completion of the analysis. After review of the report of the expert, the Board shall vote on which recommendations to adopt. This process will be repeated twice during the five-year implementation period.

III.	ENHANCED BOARD REPORTING

Upon the request of the General Counsel, Corporate Compliance Officer, or the independent members of the Board, the independent members of the Board will meet in executive session, (i) with the General Counsel to review any concerns, including any material compliance issues raised by the U.S. Securities and Exchange Commission (“SEC”), U.S. Department of Justice, whistle blower issues, reports of management wrongdoing, pending or threatened litigation, and such other matters that the General Counsel or independent board members identify, and/or (ii) with the Corporate Compliance Officer to review any concerns, including any material compliance issues raised by regulatory agencies that fall under the Corporate Compliance Officer’s purview, and the effectiveness of the Company’s policies, procedures, systems and controls designed to ensure regulatory compliance.

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IV.	ENHANCEMENTS TO THE DUTIES AND RESPONSIBILITIES OF THE AUDIT AND COMPLIANCE COMMITTEE

The Board shall adopt an updated Charter of the Audit and Compliance Committee that includes provisions, or shall otherwise provide, that:

A. The Audit and Compliance Committee shall receive quarterly reports from management representatives, including the Company’s Disclosure Committee, as necessary to review the accuracy of the Company’s SEC Periodic Reports, including, with respect to: (i) the Company’s internal controls; (ii) accounting policies; (iii) operations, enterprise risks and compliance matters that may have a material impact on the Company’s operational performance, financial health, balance of risk, stability, and liquidity; (iv) collectability of self-pay receivables, bad debts, and compliance with the covenants as required within the Company’s credit agreements; and (v) any other material matters required to be disclosed under state and federal securities laws and regulations;

B. The Audit and Compliance Committee shall receive quarterly reports from management representatives, including the Company’s Chief Accounting Officer and the Corporate Compliance Officer, in order to assist the Audit and Compliance Committee with its oversight responsibilities, including monitoring the Company’s compliance with SEC Periodic Reporting requirements as well as internal risk assessment and internal reporting, and its oversight of the Company’s compliance with applicable laws and regulations, including those relating to public disclosures about the Company’s business affairs, financial reporting and risk exposure; and

C. The Audit and Compliance Committee shall receive regular reports from the Company’s independent external auditors regarding the Company’s critical accounting policies, practices and estimates, including revenue recognition and patient accounts receivable.

V.	AUDIT AND COMPLIANCE COMMITTEE INVESTIGATION

The Audit and Compliance Committee shall update and continue its formal ad hoc review of the facts and circumstances surrounding the disclosures at issue in the Derivative Actions, in order to evaluate and recommend any further improvements to Board and management processes, internal controls, quarter close procedures, and related policies and procedures the Audit and Compliance Committee deems advisable to improve disclosure compliance and enhance the Company’s credibility in the capital and credit markets.

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VI.	ENHANCED DUTIES OF THE CORPORATE COMPLIANCE OFFICER

To the extent these duties do not already exist, CHSI shall revise the duties of the Company’s Corporate Compliance Officer as follows:

The Corporate Compliance Officer shall be separate from the General Counsel and senior management. The Corporate Compliance Officer shall work with senior management (including the General Counsel) on matters of corporate compliance and ethics, but shall report directly to the Audit and Compliance Committee. The Corporate Compliance Officer shall assume primary responsibility for oversight and administration of the Company’s compliance policies (including the Code of Conduct), fostering a culture that integrates compliance and ethics into business processes and practices, and maintaining and monitoring a system for reporting and investigating potential compliance and ethics concerns. The Corporate Compliance Officer will manage the Company’s ethics and compliance program and assist the Audit and Compliance Committee and the Board in fulfilling their oversight duties with respect to the Company’s compliance with applicable laws and regulations. The Corporate Compliance Officer must have executive-level experience in risk mitigation.

The Corporate Compliance Officer’s responsibilities shall include:

A. Working with the Audit and Compliance Committee to evaluate and define the goals of the Company’s ethics and compliance program in light of trends and changes in laws which may affect the Company;

B. Managing and overseeing the Company’s ethics and compliance program, implementing procedures for objectively monitoring and evaluating the program’s performance, and communicating with and informing the entire Board regarding progress toward meeting program goals;

C. Advising the Company’s Audit and Compliance Committee and acting as the liaison between management and the Board’s Audit and Compliance Committee, in which capacity the Corporate Compliance Officer shall: (i) report and present preliminary evaluations of new material compliance matters to the Audit and Compliance Committee; (ii) make written recommendations for further evaluation and/or remedial action with respect to potentially significant or material compliance matters within deadlines established by the Audit and Compliance Committee; (iii) prepare quarterly written reports to the Audit and Compliance Committee designed to keep the Audit and Compliance Committee and the Board up to date on all material compliance risks; and (iv) prepare regular reports evaluating new and ongoing compliance risks, the effectiveness of the Company’s compliance-related internal controls, and management’s effectiveness in addressing and mitigating compliance risk, along with recommendations for improvements;

D. Advising the Audit and Compliance Committee with respect to the accuracy, completeness, and timeliness of disclosures relating to material compliance issues and risks;

E. Retaining independent third-party advisors as appropriate to assist in the assessment of internal compliance risks;

F. Working with the Company’s General Counsel and Vice President of Internal Audit to evaluate the adequacy of the Company’s internal controls over legal-regulatory compliance, and developing proposals for improving these controls for the Board’s consideration; and

G. Overseeing employee training in risk assessment and compliance.

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VII.	SEPARATION OF CHIEF EXECUTIVE OFFICER AND CHAIRMAN

For the next five years, the Company agrees that the roles of Chief Executive Officer and Chairman of the Board shall be separate.

VIII.	BOARD SELF EVALUATION

The Company’s Corporate Governance Guidelines shall continue to provide for mandatory evaluation of the effectiveness of the Board’s governance and oversight procedures in director questionnaires prepared by the Governance and Nominating Committee, which shall consider National Association of Corporate Directors or other authoritative sources of guidance regarding governance best practices. The questionnaires shall address the adequacy and timeliness of information and advisory resources made available to the Board’s members; the adequacy of time provided to members for fact-finding, consultations with management, and deliberations; and the Chairperson’s effectiveness, among other matters. The Governance and Nominating Committee will review the results and make recommendations for improvements to the whole Board and any relevant committees.

IX.	CLAWBACK POLICY

In the event the New York Stock Exchange adopts and implements new rules concerning clawbacks prior to June 1, 2024, the Company shall ensure its Clawback Policy is in compliance with the new rules.

In the event the New York Stock Exchange does not adopt and implement new rules concerning clawbacks prior to June 1, 2024, the Company shall amend its Clawback Policy as follows:

•	Require disclosure in a filing on Form 8-K of any decision by the Compensation Committee to recover any particular award of compensation pursuant to the Clawback Policy;

•

Require disclosure in the Company’s Compensation Discussion and Analysis the specific protocol used to evaluate whether the Clawback Policy has been triggered, and any decisions made to recover or not to recover compensation under the Policy, including the amount and percentage of any recouped compensation;

•

To the extent the Company executes written employment agreements with its Chief Executive Officer or Chief Financial Officer, the clawback provisions set forth in the Clawback Policy, as amended, shall be incorporated into all future employment agreements with any Chief Executive Officer or Chief Financial Officer, and all current written employment agreements with the current Chief Executive Officer or Chief Financial Officer shall be amended to incorporate these provisions. Additionally, to the extent that the Company executes written employment agreements with other executive officers, the clawback provisions set forth in the Clawback Policy shall be incorporated into those written

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agreements between the Company and its applicable executive officers (including requiring executives to voluntarily repay compensation when necessary under these provisions). The Board shall not hire and/or shall terminate any executives who do not agree to the incorporation of the claw-back provisions; and

•	The Board shall publish a copy of the formal Clawback Policy on the Company’s Investor Relations website.

X.	INSURANCE

The Board shall cause the Company to engage annually with a broker to assess the coverage amounts and scope of the Company’s directors and officers insurance coverage and to consider the recommendation of such broker in connection with renewal of such coverage, and to maintain a level of insurance consistent with that of the Company’s peers.

WHAT ARE THE PARTIES’ REASONS FOR THE SETTLEMENT?

32. Plaintiffs and Plaintiffs’ Counsel believe that the claims raised in the Derivative Actions have merit and that their investigations support the claims asserted in the Derivative Actions. Without conceding the merit of any of the Defendants’ defenses, and in light of the benefits of the Settlement as well as to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, including potential trial(s) and appeal(s), Plaintiffs and Plaintiffs’ Counsel have concluded that it is desirable that the Derivative Actions be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation. Plaintiffs and Plaintiffs’ Counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Derivative Actions against Defendants through trial(s) and through possible appeal(s). Plaintiffs and Plaintiffs’ Counsel have also taken into account the uncertain outcome and the risk of any litigation, especially complex litigation such as would be entailed by the Derivative Actions, the difficulties and delays inherent in such litigation, the cost to the Company – on behalf of which Plaintiffs filed the Derivative Actions – and distraction to the management of CHSI that would result from extended litigation. Based on their evaluation, and in light of what Plaintiffs and Plaintiffs’ Counsel believe to be the significant benefits conferred upon the Company as a result of the Settlement, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement is in the best interests of Plaintiffs and the Company, and have agreed to settle the Derivative Actions upon the terms and subject to the conditions set forth in the Stipulation.

33. Defendants deny any and all allegations of fault, liability, wrongdoing, or damages whatsoever in the Derivative Actions. Defendants, to avoid the costs, disruption, and distraction of further litigation, and without admitting the validity of any allegations made in the Derivative Actions, or any liability with respect thereto, have concluded that it is desirable that the claims against them be settled on the terms reflected in the Stipulation. Defendants have denied, and continue to deny, that they committed any violation of law or duty or engaged in any wrongful acts whatsoever, including specifically those alleged in the Derivative Actions, and expressly maintain that they have complied with their statutory, fiduciary, and other legal duties, and are entering into the Stipulation and the Settlement to eliminate the burden, expense, and uncertainties inherent in further litigation.

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WHAT WILL HAPPEN IF THE SETTLEMENT IS APPROVED? WHAT CLAIMS

WILL THE SETTLEMENT RELEASE?

34. If the Settlement is approved, the Parties will request that the Court enter a Judgment Approving Derivative Action Settlement (the “Judgment”). Pursuant to the Judgment, upon the Effective Date of the Settlement, the following releases will occur:

Release of Claims by Plaintiffs: Pursuant to the Judgment, without further action by anyone, upon the Effective Date of the Settlement, Plaintiffs, on behalf of themselves and their respective heirs, executors, administrators, predecessors, successors, and assigns, in their capacities as such, each of CHSI’s Stockholders (solely in their capacity as CHSI Stockholders), and the Company, as nominal defendant: (i) shall be deemed to have, and by operation of law and of the Judgment shall have, fully, finally, and forever compromised, settled, released, resolved, relinquished, waived, discharged, and dismissed each and every one of the Released Plaintiffs’ Claims against each and every one of the Defendants and the other Released Defendants’ Persons; (ii) shall by operation of law and of the Judgment have covenanted not to sue, directly or indirectly, any of the Released Defendants’ Persons with respect to any or all of the Released Plaintiffs’ Claims; and (iii) shall forever be barred and enjoined from directly or indirectly initiating, prosecuting, facilitating, filing, commencing, instituting, maintaining, assisting in, or intervening in any action, suit, cause of action, arbitration, claim, demand, or other proceeding in any jurisdiction, on their own behalf or in a representative capacity, that is based upon or arises out of any or all of the Released Plaintiffs’ Claims against any of the Defendants and the other Released Defendants’ Persons.

“Released Plaintiffs’ Claims ” means all claims, causes of action, demands, suits, damages, and liabilities, including but not limited to both known claims and Unknown Claims, existing derivatively on behalf of CHSI or by CHSI, whether arising under federal, state, common, or foreign law, that (i) were asserted in the Derivative Actions or (ii) could have been asserted by the Company, or derivatively on behalf of the Company by a CHSI Stockholder, in the Derivative Actions or in any other forum, that arise out of or relate to the allegations, transactions, facts, matters, disclosures, or non-disclosures set forth in the operative complaints in the Derivative Actions as of the date hereof. The Released Plaintiffs’ Claims do not cover, include, or release any claims to enforce the terms of the Stipulation or the Settlement; any direct or class claims of Plaintiffs or any other CHSI Stockholders; any claims asserting violations of state, federal, or international antitrust law; or any claims based on conduct occurring after the date of execution of the Stipulation.

“Released Defendants’ Persons” means Defendants, Defendants’ Counsel, and their respective current and former parents, affiliates, subsidiaries, officers, directors, agents, successors, predecessors, assigns, assignees, partnerships, partners, trustees, trusts, employees, Immediate Family Members, insurers, and attorneys.

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“Unknown Claims” means any Released Plaintiffs’ Claims which any Plaintiff does not know or suspect to exist in his, her, or its favor at the time of the release of such claims, and any Released Defendants’ Claims which any Defendant does not know or suspect to exist in his, her, or its favor at the time of the release of such claims, which, if known by him, her, or it, might have affected his, her, or its decision(s) with respect to the Settlement. With respect to any and all Released Plaintiffs’ Claims and Released Defendants’ Claims, the Parties stipulate and agree that, upon the Effective Date of the Settlement, Plaintiffs, and Defendants shall expressly waive any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable, or equivalent to California Civil Code §1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Plaintiffs and Defendants acknowledge, and all other CHSI Stockholders by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true with respect to the Released Plaintiffs’ Claims, but that it is the intention of Plaintiffs, Defendants, and all other CHSI Stockholders by operation of law, to completely, fully, finally and forever extinguish any and all Released Plaintiffs’ Claims without regard to the subsequent discovery of additional or different facts. Plaintiffs and Defendants acknowledge, and all other CHSI Stockholders by operation of law shall be deemed to have acknowledged, that the foregoing waiver was separately bargained for and is a material element of the Settlement and was relied upon by each and all of the Parties in entering into the Stipulation and agreeing to the Settlement.

Release of Claims by Defendants: Pursuant to the Judgment, without further action by anyone, upon the Effective Date of the Settlement, Defendants, on behalf of themselves and their respective heirs, executors, administrators, predecessors, successors, and assigns, in their capacities as such: (i) shall be deemed to have, and by operation of law and of the Judgment, shall have, fully, finally, and forever compromised, settled, released, resolved, relinquished, waived, discharged, and dismissed each and every one of the Released Defendants’ Claims against each and every one of the Plaintiffs and the other Released Plaintiffs’ Persons; (ii) shall by operation of law and of the Judgment have covenanted not to sue, directly or indirectly, any of the Released Plaintiffs’ Persons with respect to any or all of the Released Defendants’ Claims; and (iii) shall forever be barred and enjoined from directly or indirectly initiating, prosecuting, facilitating, filing, commencing, instituting, maintaining, assisting in, or intervening in any action, suit, cause of action, arbitration, claim, demand, or other proceeding in any jurisdiction, on their own behalf or in a representative capacity, that is based upon or arises out of any or all of the Released Defendants’ Claims against any of the Plaintiffs and the other Released Plaintiffs’ Persons.

“Released Defendants’ Claims” means all claims, causes of action, demands, suits, damages, and liabilities, including but not limited to both known claims and Unknown Claims, whether arising under federal, state, common, or foreign law, that arise out of or relate in any way to the initiation, prosecution, settlement, or resolution of the claims in the Derivative Actions. The Released Defendants’ Claims do not cover, include, or release any claims to enforce the terms of the Stipulation or the Settlement.

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“Released Plaintiffs’ Persons” means Plaintiffs and Plaintiffs’ Counsel, and their respective current and former parents, affiliates, subsidiaries, officers, directors, agents, successors, predecessors, assigns, assignees, partnerships, partners, trustees, trusts, employees, Immediate Family Members, insurers, and attorneys.

35. By Order of the Court, all proceedings in the Action, other than proceedings necessary to carry out or enforce the terms and conditions of the Stipulation, have been stayed until otherwise ordered by the Court. Also, pending final determination of whether the Settlement should be finally approved, the Court has barred and enjoined Plaintiff from commencing or prosecuting any action asserting any of the Released Plaintiffs’ Claims against any of the Released Defendants’ Persons in any court or tribunal.

HOW WILL THE ATTORNEYS BE PAID?

36. Defendants acknowledge that Plaintiffs’ Counsel are entitled to an award of attorneys’ fees and litigation expenses in connection with the Derivative Actions and the Settlement. Based upon the substantial benefits conferred upon the Company by the Settlement and the risks of undertaking the prosecution of the Action on a contingent basis, Plaintiff’s counsel intends to apply, on behalf of all Plaintiffs’ Counsel, for an immediate award of attorneys’ fees and litigation expenses in an amount not to exceed $1 million ($1,000,000) in the aggregate.

37. The Court will determine the amount of any fee and expense award to Plaintiffs’ Counsel. Any Court-approved fee and expense award will be paid by or on behalf of CHSI. CHSI stockholders are not personally liable for any such fees or expenses.

WHEN AND WHERE WILL THE SETTLEMENT FAIRNESS HEARING BE HELD?

DO I HAVE THE RIGHT TO APPEAR AT THE SETTLEMENT FAIRNESS

HEARING? MAY I OBJECT TO THE SETTLEMENT AND SPEAK AT THE

HEARING IF I DON’T LIKE THE SETTLEMENT?

38. You do not need to attend the Settlement Fairness Hearing. The Court will consider any submission made in accordance with the provisions below even if you do not attend the Settlement Fairness Hearing.

39. Please Note: The date and time of the Settlement Fairness Hearing may change without further written notice to CHSI Stockholders, or the Court may decide to conduct the Settlement Fairness Hearing by video or telephonic conference, or otherwise allow CHSI Stockholders to appear at the hearing by telephone or video, without further written notice to CHSI Stockholders. In order to determine whether the date and time of the Settlement Fairness Hearing have changed, or whether CHSI Stockholders must or may participate by telephone or video, it is important that you monitor the Court’s docket and the “Investor Relations”

13

section of CHSI’s website, www.chs.net, before making any plans to attend the Settlement Fairness Hearing. Any updates regarding the Settlement Fairness Hearing, including any changes to the date or time of the hearing or updates regarding in-person or telephonic appearances at the hearing, will be posted to the “Investor Relations” section of CHSI’s website, www.chs.net. Also, if the Court requires or allows CHSI Stockholders to participate in the Settlement Fairness Hearing by telephone or video conference, the information needed to access the conference will be posted to the “Investor Relations” section of CHSI’s website, www.chs.net.

40. The Settlement Fairness Hearing will be held on January 29, 2024 at 8:30 a.m., before The Honorable Eli J. Richardson, either in person at the United States District Court for the Middle District of Tennessee, Fred D. Thompson U.S. Courthouse and Federal Building, Courtroom 5C, 719 Church Street, Nashville, TN 37203, or by telephone or videoconference (in the discretion of the Court) to, among other things: (i) determine whether the proposed Settlement, on the terms and conditions provided for in the Stipulation, is fair, reasonable, and adequate, and should be approved by the Court; (ii) determine whether the Judgment, substantially in the form attached as Exhibit D to the Stipulation, should be entered dismissing the Action with prejudice; (iii) determine whether Plaintiff’s motion for an award of attorneys’ fees and expenses should be approved; and (iv) rule on such other matters as the Court may deem appropriate.

41. Any CHSI Stockholder who continues to own shares of CHSI common stock through the date of the Settlement Fairness Hearing may object to the Settlement and/or Plaintiff’s motion for an award of attorneys’ fees and expenses to Plaintiffs’ Counsel. Objections must be signed and in writing. You must file any written objection, together with copies of all other papers and briefs supporting the objection, with the Clerk’s Office at the United States District Court for the Middle District of Tennessee at the address set forth below no later than January 8, 2024. Copies of the objection must also be delivered (by hand, first-class mail, or express service) to all Counsel to Plaintiff, and to all Counsel for the Individual Defendants and CHSI, at the addresses set forth below such that the objection is received on or before January 8, 2024.

Clerk’s Office	Counsel to Plaintiff
Office of the Clerk	Jerry E. Martin
Fred D. Thompson U.S. Courthouse and	Barrett Johnson Martin & Garrison LLC
Federal Building	414 Union Street, Suite 900
719 Church Street, Suite 1300	Nashville, TN 37219
Nashville, TN 37203
Gregory M. Nespole
Levi & Korsinsky, LLP
33 Whitehall Street, 17th Floor
New York, New York 10004

Counsel for the Individual Defendants and CHSI
Steven A. Riley	Nora M. Crawford
Milton S. McGee, III	Wilson Sonsini Goodrich & Rosati, P.C.
Riley & Jacobson, PLC	222 Delaware Avenue, Suite 800
1906 West End Avenue	Wilmington, DE 19801
Nashville, TN 37203

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42. Any objections must: (i) identify the case name and case number for the Action, Ayers v. Smith, Case No. 3:19-cv-00733; (ii) state the objector’s name, address, and telephone number, and if represented by counsel, the name, address, and telephone number of his, her, or its counsel; (iii) contain a representation as to whether the objector and/or his, her, or its counsel intends to appear at the Settlement Fairness Hearing; (iv) contain a statement of the objection(s) to any matters before the Court, the grounds for the objection(s) or the reasons for the objector’s desiring to appear and be heard, as well as all documents or writings the objector desires the Court to consider, including any legal and evidentiary support; (v) if the objector has indicated that he, she, or it intends to appear at the Settlement Fairness Hearing, identify any witnesses the objector may call to testify and any exhibits the objector intends to introduce into evidence at the Settlement Fairness Hearing; and (vi) include (1) documentation sufficient to prove that the objector owned shares of CHSI common stock as of the close of trading on November 13, 2023, (2) documentation sufficient to prove that the objector continues to hold shares of CHSI common stock on the date of filing of the objection, and (3) a statement that the objector will continue to hold shares of CHSI common stock as of the date of the Settlement Fairness Hearing. Documentation establishing ownership of CHSI common stock must consist of copies of an official brokerage account statement, a screen shot of an official brokerage account, or an authorized statement from the objector’s broker containing the information found in an account statement. Plaintiffs’ Counsel and Defendants’ Counsel are authorized to request from any objector additional information or documentation sufficient to prove his, her, or its holdings of CHSI common stock.

43. You may not object to the Settlement or Plaintiff’s motion for an award of attorneys’ fees and expenses if you are not a CHSI Stockholder.

44. You may file a written objection without having to appear at the Settlement Fairness Hearing. You may not, however, appear at the Settlement Fairness Hearing to present your objection unless you first file and serve a written objection in accordance with the procedures described above, or unless the Court orders otherwise.

45. If you wish to be heard orally at the Settlement Fairness Hearing in opposition to the approval of the Settlement or Plaintiff’s motion for an award of attorneys’ fees and expenses, assuming you timely file and serve a written objection as described above, you must also file a notice of appearance with the Clerk’s Office and serve it on Counsel to Plaintiff and Counsel to the Individual Defendants and CHSI, at the addresses set forth in paragraph 41 above so that it is received on or before January 8, 2024. Persons who intend to object and desire to present evidence at the Settlement Fairness Hearing must include in their written objection or notice of appearance the identity of any witnesses they may call to testify and exhibits they intend to introduce into evidence at the hearing. Objectors who intend to appear at the Settlement Fairness Hearing through counsel must also identify that counsel by name, address, and telephone number. Objectors and/or their counsel may be heard orally at the discretion of the Court.

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46. You are not required to hire an attorney to represent you in making written objections or in appearing at the Settlement Fairness Hearing. However, if you decide to hire an attorney, it will be at your own expense, and that attorney must file a notice of appearance with the Court and serve it on Counsel to Plaintiff, and Counsel to the Individual Defendants and CHSI at the addresses set forth in paragraph 41 above so that the notice is received on or before January 8, 2024.

47. The Settlement Fairness Hearing may be adjourned by the Court without further written notice to CHSI Stockholders. If you intend to attend the Settlement Fairness Hearing, you should confirm the date and time of the hearing as stated in paragraph 39 above.

48. Unless the Court orders otherwise, any person or entity who does not object in the manner described above will be deemed to have waived any objection and will be forever foreclosed from making any objection to the proposed Settlement or Plaintiff’s motion for an award of attorneys’ fees and expenses. CHSI Stockholders do not need to appear at the Settlement Fairness Hearing or take any other action to indicate their approval.

CAN I SEE THE COURT FILE? WHOM SHOULD I CONTACT IF I HAVE

QUESTIONS?

49. This Notice contains only a summary of the terms of the Settlement. For the full terms and conditions of the Settlement, please see the Stipulation available at the “Investor Relations” portion of CHSI’s website, www.chs.net. More detailed information about the matters involved in the Action can be obtained by accessing the Court docket in this case, for a fee, through the Court’s Public Access to Court Electronic Records (PACER) system at https://ecf.tnmd.uscourts.gov, or by visiting, during regular office hours, the Office of the Clerk, Fred D. Thompson U.S. Courthouse and Federal Building, 719 Church Street, Nashville, TN 37203. If you have questions regarding the Settlement, you may write, call, or email Counsel to Plaintiff:

Gregory M. Nespole

Levi & Korsinsky, LLP

33 Whitehall Street, 17th Floor

New York, New York 10004

(212) 363-7500

gnespole@zlk.com

PLEASE DO NOT CALL OR WRITE THE COURT, THE OFFICE OF THE CLERK OF

THE COURT, INDIVIDUAL DEFENDANTS, THE COMPANY, OR THEIR COUNSEL

REGARDING THIS NOTICE OR THE SETTLEMENT.

Dated: December 8, 2023	By Order of the Court
United States District Court for the
Middle District of Tennessee

16

IN THE UNITED STATES DISTRICT COURT

FOR THE MIDDLE DISTRICT OF TENNESSEE

NASHVILLE DIVISION

PATRICK AYERS, derivatively on behalf of	)	Case No. 3:19-cv-00733
COMMUNITY HEALTH SYSTEMS, INC.,	)
	)	District Judge Eli J. Richardson
Plaintiff,	)	Magistrate Judge Barbara D. Holmes
)
v.	)
)
WAYNE T. SMITH, et al.,	)
)
Defendants,	)
)
and	)
)
COMMUNITY HEALTH SYSTEMS, INC.,	)
)
Nominal Defendant.	)

STIPULATION AND AGREEMENT OF SETTLEMENT

This Stipulation and Agreement of Settlement dated as of November 13, 2023 (the “Stipulation”) is entered into by and among: (a)(i) plaintiff Patrick Ayers (“Plaintiff Ayers”) in the above-captioned stockholder derivative action (the “Action”); and (ii) plaintiffs Kevin Aronson, Faisal Hussain, and Susheel Tanjavoor (the “Delaware Plaintiffs”) in the stockholder derivative action pending in the United States District Court for the District of Delaware captioned In re Community Health Systems, Inc. Stockholder Derivative Litigation, Consol. C.A. No. 1:19-cv-01506-GBW (D. Del.) (the “Delaware Action”) (collectively with Plaintiff Ayers, “Plaintiffs”), all derivatively on behalf of nominal defendant Community Health Systems, Inc. (“CHSI” or the “Company”); (b) defendants Thomas J. Aaron, W. Larry Cash, John A. Clerico, Michael Dinkins, James S. Ely III, John A. Fry, Kevin J. Hammons, Tim L. Hingtgen, William Norris Jennings, K. Ranga Krishnan, Julia B. North, Wayne T. Smith, and H. James Williams (collectively, the “Individual Defendants”), who are all of the named defendants in this Action and the Delaware Action (together with the actions consolidated therein, the “Derivative Actions”); and (c) nominal defendant CHSI (together with the Individual Defendants, the “Defendants,” and collectively with Plaintiffs, the “Parties,” and each a “Party”).

Subject to the terms and conditions set forth in this Stipulation and the approval of the United States District Court for the Middle District of Tennessee (the “Court”), the settlement embodied in this Stipulation (the “Settlement”) is intended to fully and finally dismiss with prejudice the Derivative Actions and compromise, settle, release, and resolve all Released Plaintiffs’ Claims against the Defendants.

Unless otherwise defined above or in the recitals below, all capitalized terms have the meanings ascribed to them in Section 1, infra.

WHEREAS:

A. On August 20, 2019, plaintiff Roger Trombley (“Plaintiff Trombley”), derivatively on behalf of CHSI, commenced this Action by filing a complaint against the Individual Defendants (ECF No. 1).

B. On August 12, 2019, plaintiff Faisal Hussain, derivatively on behalf of CHSI, filed a stockholder derivative action against certain Individual Defendants in the United States District Court for the District of Delaware, captioned Hussain v. Smith et al., C.A. No. 1:19-cv-01506 (the “Hussain Action”).

C. On August 29, 2019, plaintiff Susheel Tanjavoor, derivatively on behalf of CHSI, filed a stockholder derivative action against the Individual Defendants in the United States District Court for the District of Delaware, captioned Tanjavoor v. Smith et al., C.A. No. 1:19-cv-01617 (the “Tanjavoor Action”).

D. On October 30, 2019, plaintiff Roofers Local No. 149 Pension Fund, derivatively on behalf of CHSI, filed a stockholder derivative action against the Individual Defendants in the United States District Court for the District of Delaware, captioned Roofers Local No. 149 Pension Fund v. Clerico et al., C.A. No. 1:19-cv-02062 (the “Roofers Action”).

E. On September 18, 2019, Kevin Aronson (“Plaintiff Aronson”) made a demand to inspect certain of the Company’s books and records pursuant to 8 Del. C. § 220.

F. On February 7, 2020, the Company produced documents in response to Plaintiff Aronson’s books and records demand.

G. In March 2020, the Company completed its production of documents in response to Plaintiff Aronson’s books and records demand.

H. On April 29, 2020, Plaintiff Aronson, derivatively on behalf of CHSI, filed a stockholder derivative action against certain Individual Defendants in the United States District Court for the District of Delaware, captioned Aronson v. Smith, et al., C.A. No. 1:20-cv-00587 (the “Aronson Action”).

I. On February 24, 2020, the Court entered an Order which, inter alia, stayed this Action pending a ruling on defendants’ then-forthcoming motion to dismiss a related securities class action pending before the Court and captioned Padilla v. Community Health Systems, Inc. et al., C.A. No. 3:19-cv-00461 (the “Federal Securities Class Action”) (ECF No. 22).

J. On August 31, 2020, the United States District Court for the District of Delaware entered an Order which, inter alia, consolidated the Hussain Action, the Tanjavoor Action, the Roofers Action, and the Aronson Action, and appointed Plaintiff Aronson’s counsel, Robbins LLP, as lead counsel in the Delaware Action.

K. On September 30, 2020, the Delaware Plaintiffs designated the complaint filed in the Aronson Action as the operative complaint in the Delaware Action.

L. On May 21, 2021, the United States District Court for the District of Delaware entered an Order granting the voluntary dismissal of plaintiff Roofers Local No. 149 Pension Fund from the Delaware Action.

M. On September 30, 2021, after full briefing by the parties, the United States District Court for the District of Delaware entered an Order which, inter alia, stayed the Delaware Action until after this Court issued a decision on the motion to dismiss pending in the Federal Securities Class Action.

N. On August 17, 2022, the Court entered an Order in the Federal Securities Class Action denying defendants’ motion to dismiss the Federal Securities Class Action.

O. On September 12, 2022, the United States Court for the District of Delaware entered an Order which, inter alia, extended the stay of the Delaware Action until the resolution of all motions for summary judgment in the Federal Securities Class Action (or the deadline for making such motions passing without any such motion being filed), and allowed the Delaware Plaintiffs to participate in discovery in the Federal Securities Class Action as provided therein.

P. On September 20, 2022, the Court entered the First Modified Case Management Order (ECF No. 31) and Order Administratively Closing Case (ECF No. 32) which, inter alia, administratively closed this Action, subject to a motion to reopen it, and allowed Plaintiff Trombley to participate in discovery in the Federal Securities Class Action as provided therein.

Q. Thereafter, Plaintiff Trombley and the Delaware Plaintiffs, and subsequently Plaintiff Ayers, participated in discovery in the Federal Securities Class Action by, among other things, reviewing and analyzing the documents produced by Defendants in discovery in the Federal Securities Class Action, developing their theories of liability, and preparing to participate in depositions taken in the Federal Securities Class Action.

R. On October 13, 2022, the Court entered an order in the Federal Securities Class Action and in this Action directing the parties in this Action and the Federal Securities Class Action to meet in person and attempt to resolve a dispute regarding coordination of discovery between this Action and the Federal Securities Class Action (ECF No. 33).

S. On December 9, 2022, Plaintiff Trombley made an unopposed motion for an order permitting Plaintiff Ayers to substitute in for Plaintiff Trombley as a representative plaintiff in this Action (ECF No. 34).

T. On December 14, 2022, the Court entered an Order Substituting Plaintiff which substituted Plaintiff Ayers as plaintiff in this Action in place of Plaintiff Trombley and directed the Clerk to modify the docket and caption accordingly (ECF No. 35).

U. On March 9, 2023, the Parties and the parties to the Federal Securities Class Action participated in a day-long, in-person mediation before Jed D. Melnick, Esq. of JAMS ADR. During the mediation, the Parties discussed resolving the Derivative Actions by means of certain corporate governance reforms that would be instituted by the Company. Although the mediation did not result in the settlement of the Derivative Actions, the Parties nevertheless continued to negotiate in good faith and exchanged iterative proposals of governance reforms in an effort to resolve the Derivative Actions.

V. On March 14, 2023, the parties to the Federal Securities Class Action notified the Court that they had agreed to a settlement of the Federal Securities Class Action.

W. On May 30, 2023, the Court entered an Order granting preliminary approval of the Federal Securities Class Action.

X. On June 20, 2023, after continued extensive arm’s length negotiations, the Parties reached an agreement in principle to settle the Derivative Actions in exchange for enhancements to the Company’s governance and oversight over its compliance and audit functions as set forth on Exhibit A hereto (the “Corporate Governance Reforms”). The Parties did not begin to negotiate the amount of attorneys’ fees and expenses that Plaintiffs’ Counsel would request under Paragraph 15 below until after the principal terms of the Settlement, including the Corporate Governance Reforms, were agreed to.

Y. This Stipulation, together with the exhibits hereto, reflects the final and binding agreement among the Parties.

Z. Plaintiffs brought their claims in good faith and continue to believe that their claims have merit, but based upon the investigation, prosecution, and mediation of the Derivative Actions by Plaintiffs and their counsel, each of the Plaintiffs and their counsel have concluded that the terms and conditions of this Stipulation are fair, reasonable, and adequate to the Company and its stockholders. Based on Plaintiffs’ direct oversight of the prosecution of the Derivative Actions and with the advice of their counsel, Plaintiffs have agreed to settle and release all Released Plaintiffs’ Claims as against the Released Defendants’ Persons pursuant to the terms and provisions of this Stipulation, after considering (a) the significant non-monetary benefits to the Company contemplated under the Stipulation; (b) the uncertain outcome, inherent delays, significant cost to the Company, and significant risks of continued litigation; and (c) the desirability of permitting the Settlement to be consummated as provided by the terms of this Stipulation.

AA. This Stipulation constitutes a compromise of all matters that are in dispute between the Parties. Defendants are entering into this Stipulation solely to eliminate the uncertainty, burden, and expense of further protracted litigation. Each of the Defendants denies any wrongdoing, and this Stipulation shall in no event be construed or deemed to be evidence of, or an admission or concession on the part of any of the Defendants with respect to, any claim or allegation of any fault or liability or wrongdoing or damage whatsoever, or any infirmity in the defenses that Defendants have, or could have, asserted. Defendants expressly deny that Plaintiffs have asserted any valid claims as to any of them, and expressly deny any and all allegations of fault, liability, wrongdoing, or damages whatsoever. Defendants have further asserted and continue to assert that at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interest of CHSI and its stockholders. Similarly, this Stipulation shall in no event be construed or deemed to be evidence of or an admission or concession on the part of Plaintiffs of any infirmity in any of the claims asserted in the Derivative Actions, or an admission or concession that any of the Defendants’ defenses to liability had any merit.

BB. Each of the Parties recognizes and acknowledges that the Derivative Actions have been initiated, filed, and prosecuted by Plaintiffs in good faith and defended by Defendants in good faith, that the Derivative Actions are being voluntarily settled with the advice of counsel, and that the terms of the Settlement are fair, reasonable, and adequate.

NOW THEREFORE, it is hereby STIPULATED AND AGREED, by and among the Parties through their respective undersigned attorneys and subject to the approval of the Court, that, in consideration of the benefits flowing to the Parties from the Settlement, all Released Plaintiffs’ Claims as against the Released Defendants’ Persons and all Released Defendants’ Claims as against the Released Plaintiffs’ Persons shall be settled and released, upon and subject to the terms and conditions set forth below.

DEFINITIONS

1. As used in this Stipulation and all exhibits attached hereto and made a part hereof, the following capitalized terms shall have the following meanings:

(a) “Action” is defined in the preamble.

(b) “Aronson Action” is defined in the recitals.

(c) “CHSI” and the “Company” are defined in the preamble.

(d) “CHSI Stockholder(s)” means any and all persons and entities who hold of record, or beneficially own, common stock of CHSI as of the close of business on the date of execution of this Stipulation.

(e) “Court” is defined in the preamble.

(f) “Corporate Governance Reforms” is defined in the recitals; a copy of the Corporate Governance Reforms is attached as Exhibit A.

(g) “Defendants” is defined in the preamble.

(h) “Defendants’ Counsel” means Riley & Jacobson, PLC and Wilson Sonsini Goodrich & Rosati, P.C.

(i) “Delaware Action” is defined in the preamble.

(j) “Delaware Plaintiffs” is defined in the preamble.

(k) “Derivative Actions” is defined in the preamble.

(l) “Effective Date” with respect to the Settlement means the first date by which all of the events and conditions specified in Paragraph 18 of this Stipulation have been met and have occurred or have been waived.

(m) “Federal Securities Class Action” is defined in the recitals.

(n) “Fee and Expense Amount” is defined in Paragraph 15.

(o) “Final” with respect to the Judgment or any other court order means: (i) if no appeal is filed, the expiration date of the time for filing or noticing of any appeal of the Judgment or order; or (ii) if there is an appeal from the Judgment or order, (a) the date of final dismissal of all such appeals, or the final dismissal of any proceeding on certiorari or otherwise, or (b) the date the Judgment or order is finally affirmed on appeal, the expiration of the time to file a petition for a writ of certiorari or other form of review, or the denial of a writ of certiorari or other form of review, and, if certiorari or other form of review is granted, the date of final affirmance following review pursuant to that grant. However, any appeal or proceeding seeking subsequent judicial review pertaining solely to an order issued with respect to attorneys’ fees or expenses shall not in any way delay or preclude the Judgment from becoming Final.

(p) “Hussain Action” is defined in the recitals.

(q) “Immediate Family Members” means children, stepchildren, parents, stepparents, spouses, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, and sisters-in-law. As used in this paragraph, “spouse” shall mean a husband, a wife, or a partner in a state-recognized domestic relationship or civil union.

(r) “Individual Defendants” is defined in the preamble.

(s) “Judgment” means the final judgment, substantially in the form attached hereto as Exhibit D, to be entered by the Court approving the Settlement.

(t) “Notice” means the Notice of (I) Pendency and Proposed Settlement of Stockholder Derivative Action; (II) Settlement Fairness Hearing; and (III) Motion for an Award of Attorneys’ Fees and Litigation Expenses, substantially in the form attached hereto as Exhibit C.

(u) “Notice Costs” means all costs, fees, and expenses related to providing notice of the Settlement as contemplated in this Stipulation, as may be ordered by the Court.

(v) “Party(ies)” and is defined in the preamble.

(w) “Plaintiffs” is defined in the preamble.

(x) “Plaintiff Ayers” is defined in the preamble.

(y) “Plaintiff Trombley” is defined in the recitals.

(z) “Plaintiffs’ Counsel” means Barrett Johnston Martin & Garrison LLC; Levi & Korsinsky, LLP; deLeeuw Law LLC; and Robbins LLP, individually and as Lead Counsel in the Delaware Action.

(aa) “Preliminary Approval Order” means the order, substantially in the form attached hereto as Exhibit B, to be entered by the Court preliminarily approving the Settlement and directing notice of the Settlement.

(bb) “Released Claims” means each and any of the Released Defendants’ Claims and each and any of the Released Plaintiffs’ Claims.

(cc) “Released Defendants’ Claims” means all claims, causes of action, demands, suits, damages, and liabilities, including but not limited to both known claims and Unknown Claims, whether arising under federal, state, common, or foreign law, that arise out of or relate in any way to the initiation, prosecution, settlement, or resolution of the claims in the Derivative Actions. The Released Defendants’ Claims do not cover, include, or release any claims to enforce the terms of this Stipulation or the Settlement.

(dd) “Released Defendants’ Persons” means Defendants, Defendants’ Counsel, and their respective current and former parents, affiliates, subsidiaries, officers, directors, agents, successors, predecessors, assigns, assignees, partnerships, partners, trustees, trusts, employees, Immediate Family Members, insurers, and attorneys.

(ee) “Released Plaintiffs’ Claims” means all claims, causes of action, demands, suits, damages, and liabilities, including but not limited to both known claims and Unknown Claims, existing derivatively on behalf of CHSI or by CHSI, whether arising under federal, state, common, or foreign law, that (i) were asserted in the Derivative Actions or (ii) could have been asserted by the Company, or derivatively on behalf of the Company by a CHSI Stockholder, in the Derivative Actions or in any other forum, that arise out of or relate to the allegations, transactions, facts, matters, disclosures, or non-disclosures set forth in the operative complaints in the Derivative Actions as of the date hereof. The Released Plaintiffs’ Claims do not cover, include, or release any claims to enforce the terms of this Stipulation or the Settlement; any direct or class claims of Plaintiffs or any other CHSI Stockholders; any claims asserting violations of state, federal, or international antitrust law; or any claims based on conduct occurring after the date of execution of this Stipulation.

(ff) “Released Plaintiffs’ Persons” means Plaintiffs and Plaintiffs’ Counsel, and their respective current and former parents, affiliates, subsidiaries, officers, directors, agents, successors, predecessors, assigns, assignees, partnerships, partners, trustees, trusts, employees, Immediate Family Members, insurers, and attorneys.

(gg) “Released Persons” means each and any of the Released Defendants’ Persons and each and any of the Released Plaintiffs’ Persons.

(hh) “Releases” means the releases set forth in Paragraphs 7 and 8.

(ii) “Roofers Action” is defined in the recitals.

(jj) “Settlement” is defined in the preamble.

(kk) “Settlement Fairness Hearing” means the hearing set by the Court to, among other things, consider final approval of the Settlement.

(ll) “Settlement Form 8-K” is defined in Paragraph 11.

(mm) “Stipulation” is defined in the preamble.

(nn) “Tanjavoor Action” is defined in the recitals.

(oo) “Termination Notice” is defined in Paragraph 20.

(pp) “Unknown Claims” means any Released Plaintiffs’ Claims which any Plaintiff does not know or suspect to exist in his, her, or its favor at the time of the release of such claims, and any Released Defendants’ Claims which any Defendant does not know or suspect to exist in his, her, or its favor at the time of the release of such claims, which, if known by him, her, or it, might have affected his, her, or its decision(s) with respect to this Settlement. With respect to any and all Released Plaintiffs’ Claims and Released Defendants’ Claims, the Parties stipulate and agree that, upon the Effective Date of the Settlement, Plaintiffs, and Defendants shall expressly waive any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable, or equivalent to California Civil Code §1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Plaintiffs and Defendants acknowledge, and all other CHSI Stockholders by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true with respect to the Released Plaintiffs’ Claims, but that it is the intention of Plaintiffs, Defendants, and all other CHSI Stockholders by operation of law, to completely, fully, finally and forever extinguish any and all Released Plaintiffs’ Claims without regard to the subsequent discovery of additional or different facts. Plaintiffs and Defendants acknowledge, and all other CHSI Stockholders by operation of law shall be deemed to have acknowledged, that the foregoing waiver was separately bargained for and is a material element of the Settlement and was relied upon by each and all of the Parties in entering into the Stipulation and agreeing to the Settlement.

SETTLEMENT CONSIDERATION

2. The Parties agree that as a direct result of Plaintiffs’ investigation, initiation and litigation of the Derivative Actions, in consideration for the full Settlement and release of the Released Claims, and upon Court approval of the Settlement, the Company will (in and for the time specified in Exhibit A hereto) implement the Corporate Governance Reforms, of which Plaintiffs were the primary cause, and which shall remain in effect for not less than the period set forth therein.

3. Defendants acknowledge that the Corporate Governance Reforms confer substantial and material benefits on the Company and its stockholders.

4. Defendants acknowledge that, unless otherwise stated in Exhibit A, the prosecution and settlement of the Derivative Actions was the primary causal factor in the agreement to adopt and/or implement the Corporate Governance Reforms.

5. CHSI has determined that it is in the best interests of the Company for the Derivative Actions to be settled in the manner and upon the terms set forth in this Stipulation.

RELEASE OF CLAIMS

6. The obligations incurred pursuant to this Stipulation are in consideration of the full and final disposition of the Derivative Actions and the Releases provided for in this Stipulation.

7. Pursuant to the Judgment, without further action by anyone, upon the Effective Date of the Settlement, Plaintiffs, on behalf of themselves and their respective heirs, executors, administrators, predecessors, successors, and assigns, in their capacities as such, each of CHSI’s Stockholders (solely in their capacity as CHSI Stockholders), and the Company, as nominal defendant: (i) shall be deemed to have, and by operation of law and of the Judgment shall have, fully, finally, and forever compromised, settled, released, resolved, relinquished, waived, discharged, and dismissed each and every one of the Released Plaintiffs’ Claims against each and every one of the Defendants and the other Released Defendants’ Persons; (ii) shall by operation of law and of the Judgment have covenanted not to sue, directly or indirectly, any of the Released Defendants’ Persons with respect to any or all of the Released Plaintiffs’ Claims; and (iii) shall forever be barred and enjoined from directly or indirectly initiating, prosecuting, facilitating, filing, commencing, instituting, maintaining, assisting in, or intervening in any action, suit, cause of action, arbitration, claim, demand, or other proceeding in any jurisdiction, on their own behalf or in a representative capacity, that is based upon or arises out of any or all of the Released Plaintiffs’ Claims against any of the Defendants and the other Released Defendants’ Persons.

8. Pursuant to the Judgment, without further action by anyone, upon the Effective Date of the Settlement, Defendants, on behalf of themselves and their respective heirs, executors, administrators, predecessors, successors, and assigns, in their capacities as such: (i) shall be deemed to have, and by operation of law and of the Judgment, shall have, fully, finally, and forever compromised, settled, released, resolved, relinquished, waived, discharged, and dismissed each and every one of the Released Defendants’ Claims against each and every one of the Plaintiffs and the other Released Plaintiffs’ Persons; (ii) shall by operation of law and of the Judgment have covenanted not to sue, directly or indirectly, any of the Released Plaintiffs’ Persons with respect to any or all of the Released Defendants’ Claims; and (iii) shall forever be barred and enjoined from directly or indirectly initiating, prosecuting, facilitating, filing, commencing, instituting, maintaining, assisting in, or intervening in any action, suit, cause of action, arbitration, claim, demand, or other proceeding in any jurisdiction, on their own behalf or in a representative capacity, that is based upon or arises out of any or all of the Released Defendants’ Claims against any of the Plaintiffs and the other Released Plaintiffs’ Persons.

9. Notwithstanding Paragraphs 7 and 8 above, nothing in the Judgment shall bar any action by any of the Parties to enforce or effectuate the terms of this Stipulation or the Judgment. In addition, nothing in Paragraphs 7 and 8 above is intended to release any rights to indemnification, insurance coverage, or advancement of expenses that any Released Person has or may have under any insurance policy, contract, bylaw, or charter provision, or under law, including, but not limited to, any rights any Released Person has or may have related to any pending or threatened civil or governmental proceedings.

PRELIMINARY APPROVAL ORDER AND NOTICE

10. Within ten (10) business days of execution of this Stipulation, Plaintiff Ayers will move the Court for preliminary approval of the Settlement, authorization to provide notice of the Settlement, and the scheduling of a hearing for consideration of final approval of the Settlement, which motion shall be unopposed by Defendants. Concurrently with the motion for preliminary approval, Plaintiff Ayers will apply to the Court for, and Defendants will agree to, entry of the Preliminary Approval Order, substantially in the form attached hereto as Exhibit B.

11. In accordance with the terms of the Preliminary Approval Order to be entered by the Court, no later than five (5) business days after the date of entry of the Preliminary Approval Order, the Company shall cause: (a) the Notice, substantially in the form attached hereto as Exhibit C, to be published one time on Business Wire; (b) the filing with the SEC of a Current Report on Form 8-K (the “Settlement Form 8-K”), attaching the Notice, substantially in the form attached hereto as Exhibit C, and this Stipulation; and (c) the posting of the Settlement Form 8-K and its attachments on the “Investor Relations” portion of the Company’s website, which shall remain posted thereto through at least the Effective Date of the Settlement. The Company shall pay or cause to be paid any and all Notice Costs regardless of the form or manner of notice ordered by the Court and regardless of whether the Court approves the Settlement, or the Effective Date of the Settlement otherwise fails to occur, and in no event shall Plaintiffs or their respective attorneys be responsible for any such costs or expenses.

DISMISSAL OF THE ACTION

12. If the Settlement contemplated by this Stipulation is approved by the Court, Plaintiff Ayers shall request that the Court enter the Judgment, substantially in the form attached hereto as Exhibit D, which will, among other things, finally approve the proposed Settlement and dismiss the Action with prejudice.

13. Within ten (10) business days of such Judgment being entered, plaintiffs in the Delaware Action shall file a copy of the Judgment with the United States District Court for the District of Delaware, and seek as expeditiously as possible the dismissal of the Delaware Action with prejudice.

ATTORNEYS’ FEES AND LITIGATION EXPENSES

14. Defendants acknowledge that Plaintiffs’ Counsel are entitled to an award of attorneys’ fees and litigation expenses in connection with the Derivative Actions and the Settlement.

15. Counsel to Plaintiff Ayers will apply to the Court for an award of attorneys’ fees which the Company will pay or cause to be paid on its behalf. Counsel to Plaintiff Ayers will also apply to the Court for the payment of litigation expenses which the Company will pay or cause to be paid on its behalf. Defendants agree that they will not oppose or object to a request for an award of attorneys’ fees and expenses not to exceed $1 million (one million dollars) in the aggregate (the “Fee and Expense Amount”).

16. Any Fee and Expense Amount that may be awarded by the Court shall be paid (or caused to be paid) by the Company into an escrow account designated by Plaintiffs’ Counsel within ten (10) business days after the Court enters an order awarding attorneys’ fees and expenses to Plaintiffs’ Counsel, subject to Plaintiffs’ Counsel’s timely provision in writing (which may be in electronic means) to the Company of the requisite payment information, including wire instructions and a signed Form W-9 reflecting a valid taxpayer identification number for the account into which the Fee and Expense Amount is to be deposited. The Fee and Expense Amount, as awarded by the Court, shall be payable to Plaintiffs’ Counsel within such time period notwithstanding the existence of any timely filed objections thereto, or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof, or the non-occurrence of the Effective Date. In the event that the Effective Date fails to occur for any reason, then Plaintiffs’ Counsel shall, within ten (10) business days after Plaintiffs’ Counsel receives notice of the non-occurrence of such Effective Date, return to the escrow account the entire Fee and Expense Amount. In the event that the order awarding the Fee and Expense Amount is disapproved, reduced, reversed, or otherwise modified by a final court order that is not subject to appeal or further review, Plaintiffs’ Counsel shall, within ten (10) business days after Plaintiffs’ Counsel receives notice of such final court order, return to the escrow account the difference between (x)

the Fee and Expenses Amount originally paid into escrow and (y) any attorneys’ fees and expenses ultimately and finally awarded on appeal, further proceedings on remand or otherwise. All returned amounts shall then be remitted as directed by the Company according to its written instructions. The escrow account and each Plaintiffs’ Counsel who receives any portion of the Fee and Expense Amount shall be subject to the Court’s jurisdiction for the purposes of enforcing paragraph 16 or any other of the provisions herein related to the Fee and Expense Amount.

17. Plaintiffs’ Counsel shall allocate the attorneys’ fees awarded amongst Plaintiffs’ Counsel in a manner which they in good faith believe reflects the contributions of such counsel to the institution, prosecution and settlement of the Derivative Actions. The Released Defendants’ Persons shall have no responsibility for or liability whatsoever with respect to the allocation or award of attorneys’ fees or litigation expenses among Plaintiffs’ Counsel, or any other counsel representing Plaintiffs or any other CHSI Stockholder or any other counsel asserting a right to recover any portion of such award of fees or expenses. Any dispute regarding any allocation of fees or expenses among Plaintiffs’ Counsel shall have no effect on the Settlement.

CONDITIONS OF SETTLEMENT AND EFFECT OF TERMINATION

18. The Effective Date of the Settlement shall be deemed to occur on the occurrence or waiver of all of the following events:

(a) the Court has entered the Preliminary Approval Order, substantially in the form set forth in Exhibit B attached hereto;

(b) Plaintiffs have not exercised their option to terminate the Settlement pursuant to Paragraph 20 below;

(c) Defendants have not exercised their option to terminate the Settlement pursuant to Paragraph 20 below;

(d) the Court has approved the Settlement as described herein, following notice to Company stockholders and a hearing, and entered the Judgment, substantially in the form set forth in Exhibit D attached hereto without material alteration (or, in the event of material alteration, such alteration is consented to by the Parties in writing), and the Judgment has become Final.

19. The Settlement shall not be conditioned upon the obtaining of, or judicial approval of, any releases solely between or among any of the Defendants and/or any third parties (which for the avoidance of doubt does not include the releases pursuant to Paragraphs 7 and 8 of this Stipulation).

20. Plaintiffs (provided they unanimously agree amongst themselves) and Defendants (provided they unanimously agree amongst themselves) shall each have the right to terminate the Settlement and this Stipulation, by providing written notice of their election to do so (“Termination Notice”) to the other Parties within thirty (30) calendar days of: (a) the Court’s refusal to enter the Preliminary Approval Order in any material respect; (b) the Court’s refusal to approve the Settlement or any material part thereof; (c) the Court’s refusal to enter the Judgment in any material respect as to the Settlement (other than as to any fee and expense award to Plaintiffs’ Counsel); or (d) the date upon which an order vacating, modifying, revising, or reversing the Judgment becomes Final, and the provisions of Paragraph 21 below shall apply. However, any decision or proceeding, whether in this Court or any appellate court, solely with respect to an application for an award of attorneys’ fees or litigation expenses shall not be considered material to the Settlement, shall not affect the finality of the Judgment, and shall not be grounds for termination of the Settlement.

21. In the event the Settlement is terminated pursuant to Paragraph 20 above, then: (a) the Settlement and the relevant portions of this Stipulation shall be canceled; (b) the Parties shall each revert to their respective litigation positions in the Action as of immediately prior to the execution of this Stipulation; (c) the terms and provisions of this Stipulation, with the exception of this Paragraph 21 and Paragraphs 11, 16, 22, 24, and 43 hereof, shall have no further force and effect with respect to the Parties and shall not be used in the Derivative Actions or in any other proceeding for any purpose, and the Parties shall proceed in all respects as if this Stipulation had not been entered; and (d) the Judgment and any other order entered by the Court in accordance with the terms of this Stipulation shall be treated as vacated, nunc pro tunc.

NO ADMISSION OF WRONGDOING

22. Defendants have denied and continue to deny, inter alia, that the Company suffered any damages alleged in the Derivative Actions, that Defendants acted in breach of their fiduciary duties or otherwise wrongfully in any way, and that the alleged harm suffered by the Company, if any, was causally linked to any of Defendants’ actions or omissions. In addition, Defendants maintain that they have meritorious defenses to all claims alleged in the Derivative Actions.

23. Nonetheless, Defendants have concluded that further litigation of the Derivative Actions, especially given the complexity of cases such as this one, would be protracted, burdensome, and expensive, and that it is desirable and beneficial to them that they secure releases to the fullest extent permitted by law and that the Derivative Actions be fully and finally settled and terminated in the manner and upon the terms and conditions set forth in this Stipulation.

24. Whether or not the Settlement is consummated, neither this Stipulation (including the exhibits hereto), nor the negotiations leading to the execution of this Stipulation, nor any proceedings taken pursuant to or in connection with this Stipulation, nor approval of the Settlement (including any arguments proffered in connection therewith):

(a) shall be offered against any of the Released Defendants’ Persons as evidence of, or construed as, or deemed to be evidence of any presumption, concession, or admission by any of the Released Defendants’ Persons with respect to the truth of any fact alleged by Plaintiffs or the validity of any claim that was or could have been asserted or the deficiency of any defense that has been or could have been asserted in the Derivative Actions or in any other litigation, or of any liability, negligence, fault, or other wrongdoing of any kind of any of the Released Defendants’ Persons or in any way referred to for any other reason as against any of the Released Defendants’ Persons, in the Derivative Actions or in any arbitration proceeding or other civil, criminal, or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Stipulation;

(b) shall be offered against any of the Released Plaintiffs’ Persons, as evidence of, or construed as, or deemed to be evidence of any presumption, concession, or admission by any of the Released Plaintiffs’ Persons that any of their claims are without merit, that any of the Released Defendants’ Persons had meritorious defenses, or with respect to any liability, negligence, fault, or wrongdoing of any kind, or in any way referred to for any other reason as against any of the Released Plaintiffs’ Persons, in the Derivative Actions or in any arbitration proceeding or other civil, criminal, or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Stipulation; or

(c) shall be construed against any of the Released Defendants’ Persons or the Released Plaintiffs’ Persons as an admission, concession, or presumption that the consideration to be given hereunder represents the consideration which could be or would have been recovered after trial; provided, however, that if this Stipulation is approved by the Court, the Parties and the Released Persons and their respective counsel may refer to it to effectuate the protections from liability granted hereunder or otherwise to enforce the terms of the Settlement.

MISCELLANEOUS PROVISIONS

25. All of the exhibits attached hereto are hereby incorporated by reference as though fully set forth herein. Notwithstanding the foregoing, in the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit attached hereto, the terms of the Stipulation shall prevail.

26. The Parties intend this Stipulation and the Settlement to be a final and complete resolution of all disputes asserted or which could be asserted by Plaintiffs against the Released Defendants’ Persons with respect to the Released Plaintiffs’ Claims. No Party shall assert any claims of any violation of Rule 11 of the Federal Rules of Civil Procedure relating to the institution, prosecution, defense, or settlement of the Derivative Actions. The Parties agree that the Settlement consideration and the other terms of the Settlement were negotiated at arm’s length and in good faith by the Parties, including through a mediation process supervised and conducted by Jed D. Melnick, Esq. of JAMS ADR, and reflect the Settlement that was reached voluntarily after extensive negotiations and consultation with experienced legal counsel, who were fully competent to assess the strengths and weaknesses of their respective clients’ claims or defenses.

27. Plaintiffs and Plaintiffs’ Counsel represent and warrant that: (a) none of the Released Plaintiffs’ Claims has been assigned, encumbered, or in any manner transferred in whole or in part by Plaintiffs or Plaintiffs’ Counsel; and (b) neither Plaintiffs nor Plaintiffs’ Counsel will attempt to assign, encumber, or in any manner transfer, in whole or in part, any of the Released Plaintiffs’ Claims.

28. While retaining their right to deny that the claims asserted in the Derivative Actions were meritorious, Defendants and their counsel, in any statement made to any media representative (whether or not for attribution) will not assert that the Derivative Actions were commenced or prosecuted in bad faith, nor will they deny that the Derivative Actions were commenced and prosecuted in good faith and are being settled voluntarily after consultation with competent legal counsel. In all events, the Parties and their respective counsel shall not make any accusations of wrongful or actionable conduct by any Party concerning the prosecution, defense, and resolution of the Derivative Actions, and shall not otherwise suggest that the Settlement constitutes an admission of any claim or defense alleged.

29. The terms of the Settlement, as reflected in this Stipulation, may not be modified or amended, nor may any of said terms be waived except by a writing signed on behalf of all Parties (or their successors-in-interest).

30. The headings herein are used for the purpose of convenience only and are not meant to have legal effect.

31. The administration and consummation of the Settlement as embodied in this Stipulation shall be under the authority of the Court, and the Court shall retain jurisdiction for the purpose of: (a) entering orders providing for awards of attorneys’ fees and litigation expenses to Plaintiffs’ Counsel and (b) enforcing the terms of this Stipulation.

32. The waiver by one Party of any breach of this Stipulation by any other Party shall not be deemed a waiver of any other prior or subsequent breach of this Stipulation.

33. This Stipulation and its exhibits constitute the entire agreement among the Parties concerning the Settlement and this Stipulation and its exhibits. All Parties acknowledge that no other agreements, representations, warranties, or inducements have been made by any Party concerning this Stipulation and its exhibits other than those contained and memorialized in such documents.

34. This Stipulation may be executed in one or more counterparts, including by signature transmitted via facsimile, or by a .pdf/.tif image of the signature transmitted via email. All executed counterparts and each of them shall be deemed to be one and the same instrument.

35. This Stipulation shall be binding upon and inure to the benefit of the successors and assigns of the Parties, including any corporation, partnership, or other entity into or with which any Party may merge, consolidate, or reorganize. It is not the intention of the Parties to confer third-party beneficiary rights or remedies upon any other person, except with respect to (a) any attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel pursuant to the terms of this Stipulation; and (b) the Released Persons who are not signatories hereto, who shall be third-party beneficiaries under this Stipulation and entitled to enforce it in accordance with its terms, but the consent of such third-party beneficiaries shall not be required to amend, modify, or terminate this Stipulation.

36. The construction, interpretation, operation, effect and validity of this Stipulation, and all documents necessary to effectuate it shall be governed by the internal laws of the State of Delaware without regard to conflicts of laws, except to the extent that federal law requires that federal law govern.

37. Any action arising under or to enforce this Stipulation or any portion thereof shall be commenced and maintained only in the Court.

38. This Stipulation shall not be construed more strictly against one Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Parties, it being recognized that it is the result of arm’s-length negotiations between the Parties and all Parties have contributed substantially and materially to the preparation of this Stipulation.

39. All counsel and any other person executing this Stipulation and any of the exhibits hereto, or any related Settlement documents, warrant and represent that they have the full authority to do so and that they have the authority to take appropriate action required or permitted to be taken pursuant to the Stipulation to effectuate its terms.

40. The Parties agree to cooperate fully with one another in seeking Court approval of the Preliminary Approval Order and the Settlement, as embodied in this Stipulation, and to use best efforts to promptly agree upon and execute all such other documentation as may be reasonably required to obtain final approval by the Court of the Settlement.

41. If any Party is required to give notice to another Party under this Stipulation, such notice shall be in writing, provided to counsel to the Parties set forth in the signature blocks at the end of this Stipulation, and shall be deemed to have been duly given upon receipt of hand delivery or facsimile or email transmission, with confirmation of receipt.

42. Except as otherwise provided herein, each Party shall bear its own costs.

43. Whether or not the Stipulation is approved by the Court and whether or not the Stipulation is consummated, or the Effective Date occurs, the Parties and their counsel shall use their best efforts to keep all nonpublic negotiations, discussions, acts performed, agreements, drafts, documents signed, and proceedings in connection with the Stipulation confidential.

44. Nothing in this Stipulation, or the negotiations relating thereto, is intended to be or shall be deemed to constitute a waiver of any applicable privilege or immunity, including, without limitation, the attorney client privilege, the joint defense privilege, or work product protection.

45. Subject to applicable Court rules, all agreements made and orders entered during the course of the Derivative Actions relating to the confidentiality of information shall survive this Settlement.

IN WITNESS WHEREOF, the Parties have caused this Stipulation to be executed by their duly authorized attorneys as of November 13, 2023.

RILEY & JACOBSON, PLC	BARRETT JOHNSTON
MARTIN & GARRISON LLC
/s/ Milton S. McGee, III
Steven A. Riley	/s/ Jerry E. Martin
Milton S. McGee, III	Jerry E. Martin (No. 20193)
1906 West End Avenue	David W. Garrison (No. 24968)
Nashville, TN 37203	414 Union Street, Suite 900
Telephone: (615) 320-3700	Nashville, TN 37219
Facsimile: (615) 320-3737	Telephone: (615) 244-2202
sriley@rjfirm.com	Facsimile: (615) 252-3798
tmcgee@rjfirm.com	Email: jmartin@barrettjohnston.com
Attorneys for Defendants in the Action	dgarrison@barretjohnston.com

LEVI & KORSINSKY, LLP

WILSON SONSINI GOODRICH &
ROSATI, P.C.	/s/ Daniel Tepper
Gregory M. Nespole
/s/ Nora M. Crawford	Daniel Tepper
Nora M. Crawford	Correy A. Suk
222 Delaware Avenue, Suite 800	33 Whitehall Street, 17th Floor
Wilmington, DE 19801	New York, NY 10004
Telephone: (302) 304-7600	Telephone: (212) 363-7500
Facsimile: (866) 974-7329	Facsimile: (212) 363-7171
ncrawford@wsgr.com	Email: gnespole@zlk.com
dtepper@zlk.com
Attorneys for Defendants in the Delaware	ckamin@zlk.com

Action	Attorneys for Plaintiff Patrick Ayers

DELEEUW LAW LLC

/s/ P. Brandford deLeeuw
P. Bradford deLeeuw (Del. Bar No. 3569)
1301 Walnut Green Road
Wilmington, DE 19807
Telephone: (302) 274-2180
Facsimile: (302) 351-6905
E-mail: brad@deleeuwlaw.com

ROBBINS LLP

/s/ Stephen J. Oddo
Brian J. Robbins
Stephen J. Oddo
Eric M. Carrino 5060 Shoreham Place, Suite 300
San Diego, CA 92122
Telephone: (619) 525-3990
Facsimile: (619) 525-3991
E-mail: brobbins@robbinsllp.com soddo@robbinsllp.com ecarrino@robbinsllp.com

Attorneys for Plaintiff Kevin Aronson

EXHIBIT A

CORPORATE GOVERNANCE TERM SHEET

Ayers v. Smith, et al.,

C.A. No. 3:19-cv-00733 (M.D. Tenn.)

In re Community Health Systems, Inc. Stockholder Derivative Litigation,

Consol. C.A. No. 1:19-cv-01506-GBW (D. Del.)

Within sixty (60) days of final approval of the settlement by the Court, the Community Health Systems, Inc. (“CHSI” or the “Company”) Board of Directors (“Board”) shall adopt resolutions and amend committee Charters and/or its Corporate Governance Guidelines and/or applicable corporate policies to ensure adherence to the following Corporate Governance Reforms, which shall remain in effect for no less than five (5) years except in the event that an unrelated entity, person, stockholder, or group of stockholders acquires all of the common stock of CHSI, enabling CHSI to terminate its reporting obligations under the Securities Exchange Act of 1934, as amended with respect to its equity interests and to de-list from the applicable stock exchange.

CHSI acknowledges and agrees that the above-referenced derivative actions (the “Derivative Actions”) filed by plaintiffs Kevin Aronson, Faisal Hussain, Susheel Tanjavoor, and Patrick Ayers (together, the “Derivative Plaintiffs”) and the Derivative Plaintiffs’ efforts in connection therewith were a precipitating, substantial, and material factor in the adoption and implementation of the Corporate Governance Reforms set forth herein.

I.	BOARD DIVERSITY

The Company shall utilize the “Rooney Rule” for underrepresented populations when seeking candidates for nomination to the Board, wherein each pool of candidates considered for nomination to the CHSI Board shall include at least one (1) woman or one (1) member of an underrepresented group, thereby ensuring that members of these underrepresented populations are considered for nomination to the CHSI Board with appropriate consistency.

II.	CORPORATE GOVERNANCE EXPERT

The Company shall retain an independent corporate governance expert to biennially perform an analysis of material corporate governance weaknesses for the next five (5) years. The Company shall have sole discretion to identify and retain the independent corporate governance expert; provided, however, that the independent corporate governance expert shall not be employed by or a member of a company or firm (including a law firm) whose current work for the Company represents a material amount of that company’s or firm’s revenue.

The independent corporate governance expert will report directly to the Governance and Nominating Committee and shall have full access to materials or personnel from any part of the Company in order to assist his/her review. The independent corporate governance expert shall prepare a report containing his/her findings, including any recommendations for changes to the Company’s corporate governance structure and processes. After completion of the expert report, the expert shall provide a written report and oral presentation to the entire Board and the Governance and Nominating Committee at the next meeting following completion of the analysis. After review of the report of the expert, the Board shall vote on which recommendations to adopt. This process will be repeated twice during the five-year implementation period.

III.	ENHANCED BOARD REPORTING

Upon the request of the General Counsel, Corporate Compliance Officer, or the independent members of the Board, the independent members of the Board will meet in executive session, (i) with the General Counsel to review any concerns, including any material compliance issues raised by the U.S. Securities and Exchange Commission (“SEC”), U.S. Department of Justice, whistle blower issues, reports of management wrongdoing, pending or threatened litigation, and such other matters that the General Counsel or independent board members identify, and/or (ii) with the Corporate Compliance Officer to review any concerns, including any material compliance issues raised by regulatory agencies that fall under the Corporate Compliance Officer’s purview, and the effectiveness of the Company’s policies, procedures, systems and controls designed to ensure regulatory compliance.

IV.	ENHANCEMENTS TO THE DUTIES AND RESPONSIBILITIES OF THE AUDIT AND COMPLIANCE COMMITTEE

The Board shall adopt an updated Charter of the Audit and Compliance Committee that includes provisions, or shall otherwise provide, that:

A. The Audit and Compliance Committee shall receive quarterly reports from management representatives, including the Company’s Disclosure Committee, as necessary to review the accuracy of the Company’s SEC Periodic Reports, including, with respect to: (i) the Company’s internal controls; (ii) accounting policies; (iii) operations, enterprise risks and compliance matters that may have a material impact on the Company’s operational performance, financial health, balance of risk, stability, and liquidity; (iv) collectability of self-pay receivables, bad debts, and compliance with the covenants as required within the Company’s credit agreements; and (v) any other material matters required to be disclosed under state and federal securities laws and regulations;

B. The Audit and Compliance Committee shall receive quarterly reports from management representatives, including the Company’s Chief Accounting Officer and the Corporate Compliance Officer, in order to assist the Audit and Compliance Committee with its oversight responsibilities, including monitoring the Company’s compliance with SEC Periodic Reporting requirements as well as internal risk assessment and internal reporting, and its oversight of the Company’s compliance with applicable laws and regulations, including those relating to public disclosures about the Company’s business affairs, financial reporting and risk exposure; and

C. The Audit and Compliance Committee shall receive regular reports from the Company’s independent external auditors regarding the Company’s critical accounting policies, practices and estimates, including revenue recognition and patient accounts receivable.

V.	AUDIT AND COMPLIANCE COMMITTEE INVESTIGATION

The Audit and Compliance Committee shall update and continue its formal ad hoc review of the facts and circumstances surrounding the disclosures at issue in the Derivative Actions, in order to evaluate and recommend any further improvements to Board and management processes, internal controls, quarter close procedures, and related policies and procedures the Audit and Compliance Committee deems advisable to improve disclosure compliance and enhance the Company’s credibility in the capital and credit markets.

VI.	ENHANCED DUTIES OF THE CORPORATE COMPLIANCE OFFICER

To the extent these duties do not already exist, CHSI shall revise the duties of the Company’s Corporate Compliance Officer as follows:

The Corporate Compliance Officer shall be separate from the General Counsel and senior management. The Corporate Compliance Officer shall work with senior management (including the General Counsel) on matters of corporate compliance and ethics, but shall report directly to the Audit and Compliance Committee. The Corporate Compliance Officer shall assume primary responsibility for oversight and administration of the Company’s compliance policies (including the Code of Conduct), fostering a culture that integrates compliance and ethics into business processes and practices, and maintaining and monitoring a system for reporting and investigating potential compliance and ethics concerns. The Corporate Compliance Officer will manage the Company’s ethics and compliance program and assist the Audit and Compliance Committee and the Board in fulfilling their oversight duties with respect to the Company’s compliance with applicable laws and regulations. The Corporate Compliance Officer must have executive-level experience in risk mitigation.

The Corporate Compliance Officer’s responsibilities shall include:

A. Working with the Audit and Compliance Committee to evaluate and define the goals of the Company’s ethics and compliance program in light of trends and changes in laws which may affect the Company;

B. Managing and overseeing the Company’s ethics and compliance program, implementing procedures for objectively monitoring and evaluating the program’s performance, and communicating with and informing the entire Board regarding progress toward meeting program goals;

C. Advising the Company’s Audit and Compliance Committee and acting as the liaison between management and the Board’s Audit and Compliance Committee, in which capacity the Corporate Compliance Officer shall: (i) report and present preliminary evaluations of new material compliance matters to the Audit and Compliance Committee; (ii) make written recommendations for further evaluation and/or remedial action with respect to potentially significant or material compliance matters within deadlines established by the Audit and Compliance Committee; (iii) prepare quarterly written reports to the Audit and Compliance Committee designed to keep the Audit and Compliance Committee and the Board up to date on all material compliance risks; and (iv) prepare regular reports evaluating new and ongoing compliance risks, the effectiveness of the Company’s compliance-related internal controls, and management’s effectiveness in addressing and mitigating compliance risk, along with recommendations for improvements;

D. Advising the Audit and Compliance Committee with respect to the accuracy, completeness, and timeliness of disclosures relating to material compliance issues and risks;

E. Retaining independent third-party advisors as appropriate to assist in the assessment of internal compliance risks;

F. Working with the Company’s General Counsel and Vice President of Internal Audit to evaluate the adequacy of the Company’s internal controls over legal-regulatory compliance, and developing proposals for improving these controls for the Board’s consideration; and

G. Overseeing employee training in risk assessment and compliance.

VII.	SEPARATION OF CHIEF EXECUTIVE OFFICER AND CHAIRMAN

For the next five years, the Company agrees that the roles of Chief Executive Officer and Chairman of the Board shall be separate.

VIII.	BOARD SELF EVALUATION

The Company’s Corporate Governance Guidelines shall continue to provide for mandatory evaluation of the effectiveness of the Board’s governance and oversight procedures in director questionnaires prepared by the Governance and Nominating Committee, which shall consider National Association of Corporate Directors or other authoritative sources of guidance regarding governance best practices. The questionnaires shall address the adequacy and timeliness of information and advisory resources made available to the Board’s members; the adequacy of time provided to members for fact-finding, consultations with management, and deliberations; and the Chairperson’s effectiveness, among other matters. The Governance and Nominating Committee will review the results and make recommendations for improvements to the whole Board and any relevant committees.

IX.	CLAWBACK POLICY

In the event the New York Stock Exchange adopts and implements new rules concerning clawbacks prior to June 1, 2024, the Company shall ensure its Clawback Policy is in compliance with the new rules.

In the event the New York Stock Exchange does not adopt and implement new rules concerning clawbacks prior to June 1, 2024, the Company shall amend its Clawback Policy as follows:

•	Require disclosure in a filing on Form 8-K of any decision by the Compensation Committee to recover any particular award of compensation pursuant to the Clawback Policy;

•

Require disclosure in the Company’s Compensation Discussion and Analysis the specific protocol used to evaluate whether the Clawback Policy has been triggered, and any decisions made to recover or not to recover compensation under the Policy, including the amount and percentage of any recouped compensation;

•

To the extent the Company executes written employment agreements with its Chief Executive Officer or Chief Financial Officer, the clawback provisions set forth in the Clawback Policy, as amended, shall be incorporated into all future employment agreements with any Chief Executive Officer or Chief Financial Officer, and all current written employment agreements with the current Chief Executive Officer or Chief Financial Officer shall be amended to incorporate these provisions. Additionally, to the extent that the Company executes written employment agreements with other executive officers, the clawback provisions set forth in the Clawback Policy shall be incorporated into those written agreements between the Company and its applicable executive officers (including requiring executives to voluntarily repay compensation when necessary under these provisions). The Board shall not hire and/or shall terminate any executives who do not agree to the incorporation of the claw-back provisions; and

•	The Board shall publish a copy of the formal Clawback Policy on the Company’s Investor Relations website.

X.	INSURANCE

The Board shall cause the Company to engage annually with a broker to assess the coverage amounts and scope of the Company’s directors and officers insurance coverage and to consider the recommendation of such broker in connection with renewal of such coverage, and to maintain a level of insurance consistent with that of the Company’s peers.

EXHIBIT B

IN THE UNITED STATES DISTRICT COURT

FOR THE MIDDLE DISTRICT OF TENNESSEE

NASHVILLE DIVISION

PATRICK AYERS, derivatively on behalf of	)	Case No. 3:19-cv-00733
COMMUNITY HEALTH SYSTEMS, INC.,	)
	)	District Judge Eli J. Richardson
Plaintiff,	)	Magistrate Judge Barbara D. Holmes
)
v.	)
)
WAYNE T. SMITH, et al.,	)
)
Defendants,	)
)
and	)
)
COMMUNITY HEALTH SYSTEMS, INC.,	)
)
Nominal Defendant.	)

[PROPOSED] ORDER PRELIMINARILY APPROVING

SETTLEMENT AND PROVIDING FOR NOTICE

WHEREAS, a stockholder derivative action captioned Ayers v. Smith, Case No. 3:19-cv-00733 (the “Action”) is pending in this Court;

WHEREAS, (i) plaintiff Patrick Ayers (“Plaintiff”), derivatively on behalf of nominal defendant Community Health Systems, Inc. (“CHSI” or the “Company”); (ii) defendants Thomas J. Aaron, W. Larry Cash, John A. Clerico, Michael Dinkins, James S. Ely III, John A. Fry, Kevin J. Hammons, Tim L. Hingtgen, William Norris Jennings, K. Ranga Krishnan, Julia B. North, Wayne T. Smith, and H. James Williams (collectively, the “Individual Defendants”); and (iii) nominal defendant CHSI (together with the Individual Defendants, the “Defendants,” and collectively with Plaintiff and the other parties to the Stipulation, the “Parties”), have entered into a Stipulation and Agreement of Settlement dated November 13, 2023 (the “Stipulation”), which sets forth the terms and conditions of the proposed settlement of the Action, subject to the approval of this Court pursuant to Rule 23.1 of the Federal Rules of Civil Procedure;

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WHEREAS, Plaintiff has made a motion for an order preliminarily approving the Settlement in accordance with the Stipulation and allowing notice of the Settlement to CHSI Stockholders (defined below) (the “Preliminary Approval Motion”); and

WHEREAS, the Court has read and considered: (i) the Preliminary Approval Motion and the papers filed and arguments made in connection therewith; and (ii) the Stipulation and the exhibits attached thereto;

NOW, THEREFORE, having found that sufficient grounds exist for entering this Order, the Court hereby ORDERS as follows:

1. This Order incorporates by reference the definitions in the Stipulation and, unless otherwise defined in this Order, all capitalized terms used in this Order shall have the same meaning as set forth in the Stipulation.

2. The Court preliminarily approves the Settlement on the terms set forth in the Stipulation, subject to further consideration at a hearing (the “Settlement Fairness Hearing”) to be held before the Court on _______________, 202__, at___:___ __.m., either in person at the United States District Court for the Middle District of Tennessee, Fred D. Thompson U.S. Courthouse and Federal Building, Courtroom 5C, 719 Church Street, Nashville, TN 37203, or by telephone or videoconference (in the discretion of the Court) to, among other things: (i) determine whether the proposed Settlement, on the terms and conditions provided for in the Stipulation, is fair, reasonable, and adequate, and should be finally approved by the Court; (ii) determine whether the Judgment, substantially in the form attached as Exhibit D to the Stipulation, should be entered dismissing the Action with prejudice and extinguishing and releasing the Released Claims; (iii) determine whether the agreed-to Fee and Expense Amount should be approved; and (iv) rule on such other matters as the Court may deem appropriate.

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3. The Court may adjourn the Settlement Fairness Hearing without further notice to the CHSI Stockholders and may approve the proposed Settlement with such modifications as the Parties may agree to, if appropriate, without further notice to the CHSI Stockholders. The Court may decide to hold the Settlement Fairness Hearing by telephone or video conference without further notice to the CHSI Stockholders. Any CHSI Stockholder (or his, her, or its counsel) who wishes to appear at the Settlement Fairness Hearing should consult the Court’s docket and/or “Investor Relations” portion of CHSI’s website for any change in date, time, or format of the Settlement Fairness Hearing.

4. The Court approves the form, content, and requirements of the Notice, attached to the Stipulation as Exhibit C, and finds that the dissemination of the Notice, substantially in the manner and form set forth in this Order, meets the requirements of Rule 23.1 of the Federal Rules of Civil Procedure, due process, and all other applicable law and rules, and constitutes due and sufficient notice of all matters relating to the Settlement.

5. By no later than five (5) business days after the date of entry of this Preliminary Approval Order, the Company (or its successor-in-interest) shall cause: (a) the Notice, substantially in the form attached as Exhibit C to the Stipulation, to be published one time on Business Wire; (b) the filing with the SEC of a Current Report on Form 8-K (the “Settlement Form 8-K”), attaching the Notice, substantially in the form attached as Exhibit C to the Stipulation, and the Stipulation; and (c) the publication of the Settlement Form 8-K and its attachments on the “Investor Relations” portion of the Company’s website, which shall remain posted thereto through at least the Effective Date of the Settlement. The Company shall pay or cause to be paid any and all Notice Costs regardless of the form or manner of notice ordered by the Court and regardless of whether the Court approves the Settlement or the Effective Date of the Settlement otherwise fails to occur, and in no event shall Plaintiff or his attorneys be responsible for any such costs or expenses.

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6. By no later than seven (7) calendar days before the Settlement Fairness Hearing, the Company shall file with the Court an appropriate proof of compliance with the notice procedures set forth in this Order.

7. Any person or entity who held of record, or beneficially owned, shares of CHSI common stock as of the close of business on the date of execution of the Stipulation (“CHSI Stockholder”) and who continues to own shares of CHSI common stock through the date of the Settlement Fairness Hearing may appear at the Settlement Fairness Hearing to show cause why the proposed Settlement should not be approved; why the Judgment should not be entered thereon; or why the agreed-to Fee and Expense Amount should not be granted; provided, however, that no such person or entity shall be heard or entitled to contest the approval of the terms and conditions of the proposed Settlement, the Judgment to be entered approving the same, or Plaintiff’s motion for an award of attorneys’ fees and expenses to Plaintiffs’ Counsel, unless such person has filed with the Clerk of the United States District Court for the Middle District of Tennessee and delivered (by hand, first-class mail, or express service) to counsel at the addresses stated below, a written, signed objection that: (i) identifies the case name and case number for the Action, Ayers v. Smith, Case No. 3:19-cv-00733; (ii) states the objector’s name, address, and telephone number, and if represented by counsel, the name, address, and telephone number of his, her, or its counsel; (iii) contains a representation as to whether the objector and/or his, her, or its counsel intends to appear at the Settlement Fairness Hearing; (iv) contains a statement of the objection(s) to any

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matters before the Court, the grounds for the objection(s) or the reasons for the objector’s desiring to appear and be heard, as well as all documents or writings the objector desires the Court to consider, including any legal and evidentiary support; (v) if the objector has indicated that he, she, or it intends to appear at the Settlement Fairness Hearing, identifies any witnesses the objector may call to testify and any exhibits the objector intends to introduce into evidence at the Settlement Fairness Hearing; and (vi) includes (1) documentation sufficient to prove that the objector owned shares of CHSI common stock as of the close of business on the date of execution of the Stipulation, (2) documentation sufficient to prove that the objector continues to hold shares of CHSI common stock on the date of filing of the objection, and (3) a statement that the objector will continue to hold shares of CHSI common stock as of the date of the Settlement Fairness Hearing. Documentation establishing ownership of CHSI common stock must consist of copies of an official brokerage account statement, a screen shot of an official brokerage account, or an authorized statement from the objector’s broker containing the information found in an account statement. Plaintiffs’ Counsel and Defendants’ Counsel are authorized to request from any objector additional information or documentation sufficient to prove his, her, or its holdings of CHSI common stock. Any such objection must be filed with the Court no later than twenty-one (21) calendar days prior to the Settlement Fairness Hearing and delivered to each of the below-noted counsel such that it is received no later than twenty-one (21) calendar days prior to the Settlement Fairness Hearing:

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Counsel to Plaintiff:

Jerry E. Martin

Barrett Johnson Martin & Garrison LLC

414 Union Street, Suite 900

Nashville, TN 37219

-and-

Gregory M. Nespole

Levi & Korsinsky, LLP

33 Whitehall Street, 17th Floor

New York, New York 10004

Counsel to Individual Defendants and the Company:

Steven A. Riley

Milton S. McGee, III

Riley & Jacobson, PLC

1906 West End Avenue

Nashville, TN 37203

-and-

Nora M. Crawford

Wilson Sonsini Goodrich & Rosati, P.C.

222 Delaware Avenue, Suite 800

Wilmington, DE 19801

8. Any person or entity who does not make his, her, or its objection in the manner provided in this Order shall be deemed to have forever waived his, her, or its right to object to any aspect of the proposed Settlement or the Fee and Expense Amount and shall be forever barred and foreclosed from objecting to the fairness, reasonableness, or adequacy of the Settlement or the requested attorneys’ fees and expenses, or from otherwise being heard concerning the Settlement or the requested attorneys’ fees and expenses in this or any other proceeding.

9. Plaintiff shall file and serve papers in support of final approval of the proposed Settlement and in support of his motion for an award of attorneys’ fees and expenses by no later than thirty-five (35) calendar days prior to the Settlement Fairness Hearing. If reply papers are necessary, they are to be filed and served by no later than seven (7) calendar days prior to the Settlement Fairness Hearing.

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10. Until otherwise ordered by the Court, the Court stays all proceedings in the Action other than proceedings necessary to carry out or enforce the terms and conditions of the Stipulation. Pending final determination of whether the Settlement should be finally approved, the Court bars and enjoins Plaintiff from directly or indirectly commencing, instituting, or prosecuting any of the Released Plaintiffs’ Claims against any of the Released Defendants’ Persons in any court or tribunal.

11. Neither this Order nor any act or omission in connection therewith is intended to be, or shall be, (a) offered against any of the Released Defendants’ Persons as evidence of, or construed as, or deemed to be evidence of any presumption, concession, or admission by any of the Released Defendants’ Persons with respect to the truth of any fact alleged by Plaintiff or the validity of any claim that was or could have been asserted or the deficiency of any defense that has been or could have been asserted in the Action or in any other litigation, or of any liability, negligence, fault, or other wrongdoing of any kind of any of the Released Defendants’ Persons or in any way referred to for any other reason as against any of the Released Defendants’ Persons, in this Action or in any arbitration proceeding or other civil, criminal, or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Order or the Stipulation; (b) offered against any of the Released Plaintiffs’ Persons, as evidence of, or construed as, or deemed to be evidence of any presumption, concession, or admission by any of the Released Plaintiffs’ Persons that any of their claims are without merit, that any of the Released Defendants’ Persons had meritorious defenses, or with respect to any liability, negligence, fault, or wrongdoing of any kind, or in any way referred to for any other reason as

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against any of the Released Plaintiffs’ Persons in this Action or in any arbitration proceeding or other civil, criminal, or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Order or the Stipulation; or (c) construed against any of the Released Defendants’ Persons or the Released Plaintiffs’ Persons as an admission, concession, or presumption that the consideration to be given in accordance with the Stipulation represents the consideration which could be or would have been recovered after trial. This provision shall remain in force in the event that the Settlement is terminated for any reason whatsoever.

12. If the Settlement is terminated as provided in the Stipulation, the Settlement is not finally approved, or the Effective Date of the Settlement otherwise fails to occur, this Order shall be vacated, rendered null and void, and be of no further force and effect, except as otherwise provided by the Stipulation or this Order, and this Order shall be without prejudice to the rights of Plaintiff, Individual Defendants, and the Company, and the Parties shall each revert to their respective litigation positions in the Action as of immediately prior to the execution of the Stipulation.

13. The Court retains exclusive jurisdiction over the Action to consider all further matters arising out of or related to the Settlement.

SO ORDERED this _____day of ____________, 2023.

The Honorable Eli J. Richardson
United States District Judge

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EXHIBIT C

IN THE UNITED STATES DISTRICT COURT

FOR THE MIDDLE DISTRICT OF TENNESSEE

NASHVILLE DIVISION

PATRICK AYERS, derivatively on behalf of	)	Case No. 3:19-cv-00733
COMMUNITY HEALTH SYSTEMS, INC.,	)
	)	District Judge Eli J. Richardson
Plaintiff,	)	Magistrate Judge Barbara D. Holmes
)
v.	)
)
WAYNE T. SMITH, et al.,	)
)
Defendants,	)
)
and	)
)
COMMUNITY HEALTH SYSTEMS, INC.,	)
)
Nominal Defendant.	)

NOTICE OF (I) PENDENCY AND PROPOSED SETTLEMENT OF

STOCKHOLDER DERIVATIVE ACTION; (II) SETTLEMENT FAIRNESS HEARING;

AND (III) MOTION FOR AN AWARD OF ATTORNEYS’ FEES

AND LITIGATION EXPENSES

A Federal Court authorized this Notice. This is not a solicitation from a lawyer.

TO:

Any and all persons and entities who held of record, or beneficially owned, common stock of Community Health Systems, Inc. (“CHSI” or the “Company”) as of the close of trading on November 13, 2023 (“CHSI Stockholders”).

The purpose of this Notice is to inform you of: (i) the stockholder derivative action captioned Ayers v. Smith, Case No. 3:19-cv-00733 (the “Action”), pending in the United States District Court for the Middle District of Tennessee (the “Court”); (ii) a proposed settlement of the Action (the “Settlement”), subject to the approval of the Court pursuant to Rule 23.1 of the Federal Rules of Civil Procedure, as provided in the Stipulation and Agreement of Settlement dated November 13, 2023 (the “Stipulation”); (iii) the hearing that the Court will hold on [_______________], 202[ ] at [__:__] [_].m. to determine whether to finally approve the proposed Settlement and to consider the application by Plaintiff’s counsel, on behalf of all Plaintiffs’ Counsel,1 for an award of attorneys’ fees and expenses; and (iv) CHSI Stockholders’ rights with respect to the proposed Settlement and the application for an award of attorneys’ fees and expenses to Plaintiffs’ Counsel.2

[1]	“Plaintiffs’ Counsel” consist of Barrett Johnston Martin & Garrison LLC; Levi & Korsinsky, LLP; deLeeuw Law LLC; and Robbins LLP, individually and as Lead Counsel in the Delaware Action.
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All capitalized terms not otherwise defined in this Notice shall have the meaning provided in the Stipulation, a copy which is being filed, together with this Notice, as an attachment to the Company’s 8-K dated [____________], 2023. A copy of the Stipulation is also available in the “Investor Relations” portion of CHSI’s website, www.chs.net.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.

YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS

LITIGATION AND THE PROPOSED SETTLEMENT OF THE ACTION.

The Stipulation was entered into as of November 13, 2023 by and among (a)(i) plaintiff Patrick Ayers (“Plaintiff Ayers”) in the above-captioned stockholder derivative action (the “Action”); and (ii) plaintiffs Kevin Aronson, Faisal Hussain, and Susheel Tanjavoor (the “Delaware Plaintiffs”) in the stockholder derivative action pending in the United States District Court for the District of Delaware captioned In re Community Health Systems, Inc. Stockholder Derivative Litigation, Consol. C.A. No. 1:19-cv-01506-GBW (D. Del.) (the “Delaware Action”) (collectively with Plaintiff Ayers, “Plaintiffs”), all derivatively on behalf of nominal defendant Community Health Systems, Inc. (“CHSI” or the “Company”); (b) defendants Thomas J. Aaron, W. Larry Cash, John A. Clerico, Michael Dinkins, James S. Ely III, John A. Fry, Kevin J. Hammons, Tim L. Hingtgen, William Norris Jennings, K. Ranga Krishnan, Julia B. North, Wayne T. Smith, and H. James Williams (collectively, the “Individual Defendants”), who are all of the named defendants in the Action and the Delaware Action (together with the actions consolidated therein, the “Derivative Actions”); and (c) nominal defendant CHSI (together with the Individual Defendants, the “Defendants,” and collectively with Plaintiffs, the “Parties,” and each a “Party”).

The Settlement provides for the Company to implement enhancements to its corporate governance as described in more detail in paragraph 31 below. Neither the Company nor CHSI stockholders will receive any payment from the Settlement.

PLEASE NOTE: STOCKHOLDERS ARE NOT REQUIRED TO TAKE ANY ACTION IN RESPONSE TO THIS NOTICE.

WHAT IS THE PURPOSE OF THIS NOTICE?

1. The purpose of this Notice is to explain the Action, the terms of the proposed Settlement, and how the proposed Settlement affects CHSI stockholders’ legal rights.

2. The Action is a stockholder derivative suit. In a stockholder derivative suit, one or more persons or entities who are current stockholders of a corporation sue on behalf of and for the benefit of the corporation, seeking to enforce the corporation’s legal rights. In the Action, Plaintiff has filed suit against Defendants on behalf of and for the benefit of CHSI.

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3. The Court has scheduled a hearing to consider the fairness, reasonableness, and adequacy of the Settlement and the application by Plaintiff in the Action, on behalf of all Plaintiffs’ Counsel, for an award of attorneys’ fees and expenses (the “Settlement Fairness Hearing”). See paragraphs 38-48 below for details about the Settlement Fairness Hearing, including the location, date, and time of the hearing.

WHAT IS THIS CASE ABOUT? WHAT HAS HAPPENED

SO FAR?

THE FOLLOWING DESCRIPTION OF THE ACTION AND THE SETTLEMENT HAS BEEN PREPARED BY COUNSEL FOR THE PARTIES. THE COURT PRESIDING OVER THE ACTION HAS MADE NO FINDINGS WITH RESPECT TO SUCH MATTERS, AND THIS NOTICE IS NOT AN EXPRESSION OR STATEMENT BY ANY COURT OF FINDINGS OF FACT.

4. Plaintiffs allege that certain current and former officers and directors of CHSI breached their fiduciary duties by, among other things, failing to disclose material adverse facts about the Company’s business, operations, and prospects related to the Company’s provisions for bad debt and stating net operating revenue.

5. On August 20, 2019, plaintiff Roger Trombley (“Plaintiff Trombley”), derivatively on behalf of CHSI, commenced the Action by filing a complaint against the Individual Defendants (ECF No. 1).

6. On August 12, 2019, plaintiff Faisal Hussain, derivatively on behalf of CHSI, filed a stockholder derivative action against certain Individual Defendants in the United States District Court for the District of Delaware, captioned Hussain v. Smith et al., C.A. No. 1:19-cv-01506 (the “Hussain Action”).

7. On August 29, 2019, plaintiff Susheel Tanjavoor, derivatively on behalf of CHSI, filed a stockholder derivative action against the Individual Defendants in the United States District Court for the District of Delaware, captioned Tanjavoor v. Smith et al., C.A. No. 1:19-cv-01617 (the “Tanjavoor Action”).

8. On October 30, 2019, plaintiff Roofers Local No. 149 Pension Fund, derivatively on behalf of CHSI, filed a stockholder derivative action against the Individual Defendants in the United States District Court for the District of Delaware, captioned Roofers Local No. 149 Pension Fund v. Clerico et al., C.A. No. 1:19-cv-02062 (the “Roofers Action”).

9. On September 18, 2019, Kevin Aronson (“Plaintiff Aronson”) made a demand to inspect certain of the Company’s books and records pursuant to 8 Del. C. § 220.

10. On February 7, 2020, the Company produced documents in response to Plaintiff Aronson’s books and records demand.

11. In March 2020, the Company completed its production of documents in response to Plaintiff Aronson’s books and records demand.

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12. On April 29, 2020, Plaintiff Aronson, derivatively on behalf of CHSI, filed a stockholder derivative action against certain Individual Defendants in the United States District Court for the District of Delaware, captioned Aronson v. Smith, et al., C.A. No. 1:20-cv-00587 (the “Aronson Action”).

13. On February 24, 2020, the Court entered an Order which, inter alia, stayed the Action pending a ruling on defendants’ then-forthcoming motion to dismiss a related securities class action pending before the Court and captioned Padilla v. Community Health Systems, Inc. et al., C.A. No. 3:19-cv-00461 (the “Federal Securities Class Action”) (ECF No. 22).

14. On August 31, 2020, the United States District Court for the District of Delaware entered an Order which, inter alia, consolidated the Hussain Action, the Tanjavoor Action, the Roofers Action, and the Aronson Action, and appointed Plaintiff Aronson’s counsel, Robbins LLP, as lead counsel in the Delaware Action.

15. On September 30, 2020, the Delaware Plaintiffs designated the complaint filed in the Aronson Action as the operative complaint in the Delaware Action.

16. On May 21, 2021, the United States District Court for the District of Delaware entered an Order granting the voluntary dismissal of plaintiff Roofers Local No. 149 Pension Fund from the Delaware Action.

17. On September 30, 2021, after full briefing by the parties, the United States District Court for the District of Delaware entered an Order which, inter alia, stayed the Delaware Action until after the Court issued a decision on the motion to dismiss pending in the Federal Securities Class Action.

18. On August 17, 2022, the Court entered an Order in the Federal Securities Class Action denying defendants’ motion to dismiss the Federal Securities Class Action.

19. On September 12, 2022, the United States Court for the District of Delaware entered an Order which, inter alia, extended the stay of the Delaware Action until the resolution of all motions for summary judgment in the Federal Securities Class Action (or the deadline for making such motions passing without any such motion being filed), and allowed the Delaware Plaintiffs to participate in discovery in the Federal Securities Class Action as provided therein.

20. On September 20, 2022, the Court entered the First Modified Case Management Order (ECF No. 31) and Order Administratively Closing Case (ECF No. 32) which, inter alia, administratively closed the Action, subject to a motion to reopen it, and allowed Plaintiff Trombley to participate in discovery in the Federal Securities Class Action as provided therein.

21. Thereafter, Plaintiff Trombley and the Delaware Plaintiffs, and subsequently Plaintiff Ayers, participated in discovery in the Federal Securities Class Action by, among other things, reviewing and analyzing the documents produced by Defendants in discovery in the Federal Securities Class Action, developing their theories of liability, and preparing to participate in depositions taken in the Federal Securities Class Action.

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22. On October 13, 2022, the Court entered an order in the Federal Securities Class Action and in the Action directing the parties in the Action and the Federal Securities Class Action to meet in person and attempt to resolve a dispute regarding coordination of discovery between the Action and the Federal Securities Class Action (ECF No. 33).

23. On December 9, 2022, Plaintiff Trombley made an unopposed motion for an order permitting Plaintiff Ayers to substitute in for Plaintiff Trombley as a representative plaintiff in the Action (ECF No. 34).

24. On December 14, 2022, the Court entered an Order Substituting Plaintiff which substituted Plaintiff Ayers as plaintiff in the Action in place of Plaintiff Trombley and directed the Clerk to modify the docket and caption accordingly (ECF No. 35).

25. On March 9, 2023, the Parties and the parties to the Federal Securities Class Action participated in a day-long, in-person mediation before Jed D. Melnick, Esq. of JAMS ADR. During the mediation, the Parties discussed resolving the Derivative Actions by means of certain corporate governance reforms that would be instituted by the Company. Although the mediation did not result in the settlement of the Derivative Actions, the Parties nevertheless continued to negotiate in good faith and exchanged iterative proposals of governance reforms in an effort to resolve the Derivative Actions.

26. On March 14, 2023, the parties to the Federal Securities Class Action notified the Court that they had agreed to a settlement of the Federal Securities Class Action.

27. On May 30, 2023, the Court entered an Order granting preliminary approval of the Federal Securities Class Action.

28. On June 20, 2023, after continued extensive arm’s length negotiations, the Parties reached an agreement in principle to settle the Derivative Actions in exchange for enhancements to the Company’s governance and oversight over its compliance and audit functions, as set forth in detail in paragraph 31 below.

29. After additional negotiations regarding the specific terms of their agreement, the Parties entered into the Stipulation on November 13, 2023. The Stipulation reflects the final and binding agreement among the Parties on the terms and conditions of the Settlement. The Stipulation can be viewed at the “Investor Relations” portion of CHSI’s website, www.chs.net.

30. On [_____________], 2023, the Court preliminarily approved the Settlement, authorized this Notice to be provided to CHSI Stockholders, and scheduled the Settlement Fairness Hearing to consider whether to grant final approval of the Settlement.

WHAT ARE THE TERMS OF THE SETTLEMENT?

31. In consideration of the full settlement and release of the Released Plaintiffs’ Claims (defined in paragraph 34 below) against the Released Defendants’ Persons (defined in paragraph 34 below) and the dismissal with prejudice of the Action, Defendants will cause the Company to adopt the following enhancements to the Company’s governance and oversight over its compliance

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and audit functions, which shall remain in effect for no less than five (5) years except in the event that an unrelated entity, person, stockholder, or group of stockholders acquires all of the common stock of CHSI, enabling CHSI to terminate its reporting obligations under the Securities Exchange Act of 1934, as amended with respect to its equity interests and to de-list from the applicable stock exchange:

I.	BOARD DIVERSITY

The Company shall utilize the “Rooney Rule” for underrepresented populations when seeking candidates for nomination to the Board, wherein each pool of candidates considered for nomination to the CHSI Board shall include at least one (1) woman or one (1) member of an underrepresented group, thereby ensuring that members of these underrepresented populations are considered for nomination to the CHSI Board with appropriate consistency.

II.	CORPORATE GOVERNANCE EXPERT

The Company shall retain an independent corporate governance expert to biennially perform an analysis of material corporate governance weaknesses for the next five (5) years. The Company shall have sole discretion to identify and retain the independent corporate governance expert; provided, however, that the independent corporate governance expert shall not be employed by or a member of a company or firm (including a law firm) whose current work for the Company represents a material amount of that company’s or firm’s revenue.

The independent corporate governance expert will report directly to the Governance and Nominating Committee and shall have full access to materials or personnel from any part of the Company in order to assist his/her review. The independent corporate governance expert shall prepare a report containing his/her findings, including any recommendations for changes to the Company’s corporate governance structure and processes. After completion of the expert report, the expert shall provide a written report and oral presentation to the entire Board and the Governance and Nominating Committee at the next meeting following completion of the analysis. After review of the report of the expert, the Board shall vote on which recommendations to adopt. This process will be repeated twice during the five-year implementation period.

III.	ENHANCED BOARD REPORTING

Upon the request of the General Counsel, Corporate Compliance Officer, or the independent members of the Board, the independent members of the Board will meet in executive session, (i) with the General Counsel to review any concerns, including any material compliance issues raised by the U.S. Securities and Exchange Commission (“SEC”), U.S. Department of Justice, whistle blower issues, reports of management wrongdoing, pending or threatened litigation, and such other matters that the General Counsel or independent board members identify, and/or (ii) with the Corporate Compliance Officer to review any concerns, including any material compliance issues raised by regulatory agencies that fall under the Corporate Compliance Officer’s purview, and the effectiveness of the Company’s policies, procedures, systems and controls designed to ensure regulatory compliance.

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IV.	ENHANCEMENTS TO THE DUTIES AND RESPONSIBILITIES OF THE AUDIT AND COMPLIANCE COMMITTEE

The Board shall adopt an updated Charter of the Audit and Compliance Committee that includes provisions, or shall otherwise provide, that:

A. The Audit and Compliance Committee shall receive quarterly reports from management representatives, including the Company’s Disclosure Committee, as necessary to review the accuracy of the Company’s SEC Periodic Reports, including, with respect to: (i) the Company’s internal controls; (ii) accounting policies; (iii) operations, enterprise risks and compliance matters that may have a material impact on the Company’s operational performance, financial health, balance of risk, stability, and liquidity; (iv) collectability of self-pay receivables, bad debts, and compliance with the covenants as required within the Company’s credit agreements; and (v) any other material matters required to be disclosed under state and federal securities laws and regulations;

B. The Audit and Compliance Committee shall receive quarterly reports from management representatives, including the Company’s Chief Accounting Officer and the Corporate Compliance Officer, in order to assist the Audit and Compliance Committee with its oversight responsibilities, including monitoring the Company’s compliance with SEC Periodic Reporting requirements as well as internal risk assessment and internal reporting, and its oversight of the Company’s compliance with applicable laws and regulations, including those relating to public disclosures about the Company’s business affairs, financial reporting and risk exposure; and

C. The Audit and Compliance Committee shall receive regular reports from the Company’s independent external auditors regarding the Company’s critical accounting policies, practices and estimates, including revenue recognition and patient accounts receivable.

V.	AUDIT AND COMPLIANCE COMMITTEE INVESTIGATION

The Audit and Compliance Committee shall update and continue its formal ad hoc review of the facts and circumstances surrounding the disclosures at issue in the Derivative Actions, in order to evaluate and recommend any further improvements to Board and management processes, internal controls, quarter close procedures, and related policies and procedures the Audit and Compliance Committee deems advisable to improve disclosure compliance and enhance the Company’s credibility in the capital and credit markets.

VI.	ENHANCED DUTIES OF THE CORPORATE COMPLIANCE OFFICER

To the extent these duties do not already exist, CHSI shall revise the duties of the Company’s Corporate Compliance Officer as follows:

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The Corporate Compliance Officer shall be separate from the General Counsel and senior management. The Corporate Compliance Officer shall work with senior management (including the General Counsel) on matters of corporate compliance and ethics, but shall report directly to the Audit and Compliance Committee. The Corporate Compliance Officer shall assume primary responsibility for oversight and administration of the Company’s compliance policies (including the Code of Conduct), fostering a culture that integrates compliance and ethics into business processes and practices, and maintaining and monitoring a system for reporting and investigating potential compliance and ethics concerns. The Corporate Compliance Officer will manage the Company’s ethics and compliance program and assist the Audit and Compliance Committee and the Board in fulfilling their oversight duties with respect to the Company’s compliance with applicable laws and regulations. The Corporate Compliance Officer must have executive-level experience in risk mitigation.

The Corporate Compliance Officer’s responsibilities shall include:

A. Working with the Audit and Compliance Committee to evaluate and define the goals of the Company’s ethics and compliance program in light of trends and changes in laws which may affect the Company;

B. Managing and overseeing the Company’s ethics and compliance program, implementing procedures for objectively monitoring and evaluating the program’s performance, and communicating with and informing the entire Board regarding progress toward meeting program goals;

C. Advising the Company’s Audit and Compliance Committee and acting as the liaison between management and the Board’s Audit and Compliance Committee, in which capacity the Corporate Compliance Officer shall: (i) report and present preliminary evaluations of new material compliance matters to the Audit and Compliance Committee; (ii) make written recommendations for further evaluation and/or remedial action with respect to potentially significant or material compliance matters within deadlines established by the Audit and Compliance Committee; (iii) prepare quarterly written reports to the Audit and Compliance Committee designed to keep the Audit and Compliance Committee and the Board up to date on all material compliance risks; and (iv) prepare regular reports evaluating new and ongoing compliance risks, the effectiveness of the Company’s compliance-related internal controls, and management’s effectiveness in addressing and mitigating compliance risk, along with recommendations for improvements;

D. Advising the Audit and Compliance Committee with respect to the accuracy, completeness, and timeliness of disclosures relating to material compliance issues and risks;

E. Retaining independent third-party advisors as appropriate to assist in the assessment of internal compliance risks;

F. Working with the Company’s General Counsel and Vice President of Internal Audit to evaluate the adequacy of the Company’s internal controls over legal-regulatory compliance, and developing proposals for improving these controls for the Board’s consideration; and

G. Overseeing employee training in risk assessment and compliance.

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VII.	SEPARATION OF CHIEF EXECUTIVE OFFICER AND CHAIRMAN

For the next five years, the Company agrees that the roles of Chief Executive Officer and Chairman of the Board shall be separate.

VIII.	BOARD SELF EVALUATION

The Company’s Corporate Governance Guidelines shall continue to provide for mandatory evaluation of the effectiveness of the Board’s governance and oversight procedures in director questionnaires prepared by the Governance and Nominating Committee, which shall consider National Association of Corporate Directors or other authoritative sources of guidance regarding governance best practices. The questionnaires shall address the adequacy and timeliness of information and advisory resources made available to the Board’s members; the adequacy of time provided to members for fact-finding, consultations with management, and deliberations; and the Chairperson’s effectiveness, among other matters. The Governance and Nominating Committee will review the results and make recommendations for improvements to the whole Board and any relevant committees.

IX.	CLAWBACK POLICY

In the event the New York Stock Exchange adopts and implements new rules concerning clawbacks prior to June 1, 2024, the Company shall ensure its Clawback Policy is in compliance with the new rules.

In the event the New York Stock Exchange does not adopt and implement new rules concerning clawbacks prior to June 1, 2024, the Company shall amend its Clawback Policy as follows:

•	Require disclosure in a filing on Form 8-K of any decision by the Compensation Committee to recover any particular award of compensation pursuant to the Clawback Policy;

•

Require disclosure in the Company’s Compensation Discussion and Analysis the specific protocol used to evaluate whether the Clawback Policy has been triggered, and any decisions made to recover or not to recover compensation under the Policy, including the amount and percentage of any recouped compensation;

•

To the extent the Company executes written employment agreements with its Chief Executive Officer or Chief Financial Officer, the clawback provisions set forth in the Clawback Policy, as amended, shall be incorporated into all future employment agreements with any Chief Executive Officer or Chief Financial Officer, and all current written employment agreements with the current Chief Executive Officer or Chief Financial Officer shall be amended to incorporate these provisions. Additionally, to the extent that the Company executes written employment agreements with other executive officers, the clawback provisions set forth in the Clawback Policy shall be incorporated into those written agreements between the Company and its applicable executive officers (including requiring executives to voluntarily repay compensation when necessary under these provisions). The Board shall not hire and/or shall terminate any executives who do not agree to the incorporation of the claw-back provisions; and

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•	The Board shall publish a copy of the formal Clawback Policy on the Company’s Investor Relations website.

X.	INSURANCE

The Board shall cause the Company to engage annually with a broker to assess the coverage amounts and scope of the Company’s directors and officers insurance coverage and to consider the recommendation of such broker in connection with renewal of such coverage, and to maintain a level of insurance consistent with that of the Company’s peers.

WHAT ARE THE PARTIES’ REASONS FOR THE SETTLEMENT?

32. Plaintiffs and Plaintiffs’ Counsel believe that the claims raised in the Derivative Actions have merit and that their investigations support the claims asserted in the Derivative Actions. Without conceding the merit of any of the Defendants’ defenses, and in light of the benefits of the Settlement as well as to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, including potential trial(s) and appeal(s), Plaintiffs and Plaintiffs’ Counsel have concluded that it is desirable that the Derivative Actions be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation. Plaintiffs and Plaintiffs’ Counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Derivative Actions against Defendants through trial(s) and through possible appeal(s). Plaintiffs and Plaintiffs’ Counsel have also taken into account the uncertain outcome and the risk of any litigation, especially complex litigation such as would be entailed by the Derivative Actions, the difficulties and delays inherent in such litigation, the cost to the Company – on behalf of which Plaintiffs filed the Derivative Actions – and distraction to the management of CHSI that would result from extended litigation. Based on their evaluation, and in light of what Plaintiffs and Plaintiffs’ Counsel believe to be the significant benefits conferred upon the Company as a result of the Settlement, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement is in the best interests of Plaintiffs and the Company, and have agreed to settle the Derivative Actions upon the terms and subject to the conditions set forth in the Stipulation.

33. Defendants deny any and all allegations of fault, liability, wrongdoing, or damages whatsoever in the Derivative Actions. Defendants, to avoid the costs, disruption, and distraction of further litigation, and without admitting the validity of any allegations made in the Derivative Actions, or any liability with respect thereto, have concluded that it is desirable that the claims against them be settled on the terms reflected in the Stipulation. Defendants have denied, and continue to deny, that they committed any violation of law or duty or engaged in any wrongful acts whatsoever, including specifically those alleged in the Derivative Actions, and expressly maintain that they have complied with their statutory, fiduciary, and other legal duties, and are entering into the Stipulation and the Settlement to eliminate the burden, expense, and uncertainties inherent in further litigation.

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WHAT WILL HAPPEN IF THE SETTLEMENT IS APPROVED? WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

34. If the Settlement is approved, the Parties will request that the Court enter a Judgment Approving Derivative Action Settlement (the “Judgment”). Pursuant to the Judgment, upon the Effective Date of the Settlement, the following releases will occur:

Release of Claims by Plaintiffs: Pursuant to the Judgment, without further action by anyone, upon the Effective Date of the Settlement, Plaintiffs, on behalf of themselves and their respective heirs, executors, administrators, predecessors, successors, and assigns, in their capacities as such, each of CHSI’s Stockholders (solely in their capacity as CHSI Stockholders), and the Company, as nominal defendant: (i) shall be deemed to have, and by operation of law and of the Judgment shall have, fully, finally, and forever compromised, settled, released, resolved, relinquished, waived, discharged, and dismissed each and every one of the Released Plaintiffs’ Claims against each and every one of the Defendants and the other Released Defendants’ Persons; (ii) shall by operation of law and of the Judgment have covenanted not to sue, directly or indirectly, any of the Released Defendants’ Persons with respect to any or all of the Released Plaintiffs’ Claims; and (iii) shall forever be barred and enjoined from directly or indirectly initiating, prosecuting, facilitating, filing, commencing, instituting, maintaining, assisting in, or intervening in any action, suit, cause of action, arbitration, claim, demand, or other proceeding in any jurisdiction, on their own behalf or in a representative capacity, that is based upon or arises out of any or all of the Released Plaintiffs’ Claims against any of the Defendants and the other Released Defendants’ Persons.

“Released Plaintiffs’ Claims ” means all claims, causes of action, demands, suits, damages, and liabilities, including but not limited to both known claims and Unknown Claims, existing derivatively on behalf of CHSI or by CHSI, whether arising under federal, state, common, or foreign law, that (i) were asserted in the Derivative Actions or (ii) could have been asserted by the Company, or derivatively on behalf of the Company by a CHSI Stockholder, in the Derivative Actions or in any other forum, that arise out of or relate to the allegations, transactions, facts, matters, disclosures, or non-disclosures set forth in the operative complaints in the Derivative Actions as of the date hereof. The Released Plaintiffs’ Claims do not cover, include, or release any claims to enforce the terms of the Stipulation or the Settlement; any direct or class claims of Plaintiffs or any other CHSI Stockholders; any claims asserting violations of state, federal, or international antitrust law; or any claims based on conduct occurring after the date of execution of the Stipulation.

“Released Defendants’ Persons” means Defendants, Defendants’ Counsel, and their respective current and former parents, affiliates, subsidiaries, officers, directors, agents, successors, predecessors, assigns, assignees, partnerships, partners, trustees, trusts, employees, Immediate Family Members, insurers, and attorneys.

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“Unknown Claims” means any Released Plaintiffs’ Claims which any Plaintiff does not know or suspect to exist in his, her, or its favor at the time of the release of such claims, and any Released Defendants’ Claims which any Defendant does not know or suspect to exist in his, her, or its favor at the time of the release of such claims, which, if known by him, her, or it, might have affected his, her, or its decision(s) with respect to the Settlement. With respect to any and all Released Plaintiffs’ Claims and Released Defendants’ Claims, the Parties stipulate and agree that, upon the Effective Date of the Settlement, Plaintiffs, and Defendants shall expressly waive any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable, or equivalent to California Civil Code §1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Plaintiffs and Defendants acknowledge, and all other CHSI Stockholders by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true with respect to the Released Plaintiffs’ Claims, but that it is the intention of Plaintiffs, Defendants, and all other CHSI Stockholders by operation of law, to completely, fully, finally and forever extinguish any and all Released Plaintiffs’ Claims without regard to the subsequent discovery of additional or different facts. Plaintiffs and Defendants acknowledge, and all other CHSI Stockholders by operation of law shall be deemed to have acknowledged, that the foregoing waiver was separately bargained for and is a material element of the Settlement and was relied upon by each and all of the Parties in entering into the Stipulation and agreeing to the Settlement.

Release of Claims by Defendants: Pursuant to the Judgment, without further action by anyone, upon the Effective Date of the Settlement, Defendants, on behalf of themselves and their respective heirs, executors, administrators, predecessors, successors, and assigns, in their capacities as such: (i) shall be deemed to have, and by operation of law and of the Judgment, shall have, fully, finally, and forever compromised, settled, released, resolved, relinquished, waived, discharged, and dismissed each and every one of the Released Defendants’ Claims against each and every one of the Plaintiffs and the other Released Plaintiffs’ Persons; (ii) shall by operation of law and of the Judgment have covenanted not to sue, directly or indirectly, any of the Released Plaintiffs’ Persons with respect to any or all of the Released Defendants’ Claims; and (iii) shall forever be barred and enjoined from directly or indirectly initiating, prosecuting, facilitating, filing, commencing, instituting, maintaining, assisting in, or intervening in any action, suit, cause of action, arbitration, claim, demand, or other proceeding in any jurisdiction, on their own behalf or in a representative capacity, that is based upon or arises out of any or all of the Released Defendants’ Claims against any of the Plaintiffs and the other Released Plaintiffs’ Persons.

“Released Defendants’ Claims” means all claims, causes of action, demands, suits, damages, and liabilities, including but not limited to both known claims and Unknown Claims, whether arising under federal, state, common, or foreign law, that arise out of or relate in any way to the initiation, prosecution, settlement, or resolution of the claims in the Derivative Actions. The Released Defendants’ Claims do not cover, include, or release any claims to enforce the terms of the Stipulation or the Settlement.

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“Released Plaintiffs’ Persons” means Plaintiffs and Plaintiffs’ Counsel, and their respective current and former parents, affiliates, subsidiaries, officers, directors, agents, successors, predecessors, assigns, assignees, partnerships, partners, trustees, trusts, employees, Immediate Family Members, insurers, and attorneys.

35. By Order of the Court, all proceedings in the Action, other than proceedings necessary to carry out or enforce the terms and conditions of the Stipulation, have been stayed until otherwise ordered by the Court. Also, pending final determination of whether the Settlement should be finally approved, the Court has barred and enjoined Plaintiff from commencing or prosecuting any action asserting any of the Released Plaintiffs’ Claims against any of the Released Defendants’ Persons in any court or tribunal.

HOW WILL THE ATTORNEYS BE PAID?

36. Defendants acknowledge that Plaintiffs’ Counsel are entitled to an award of attorneys’ fees and litigation expenses in connection with the Derivative Actions and the Settlement. Based upon the substantial benefits conferred upon the Company by the Settlement and the risks of undertaking the prosecution of the Action on a contingent basis, Plaintiff’s counsel intends to apply, on behalf of all Plaintiffs’ Counsel, for an immediate award of attorneys’ fees and litigation expenses in an amount not to exceed $1 million ($1,000,000) in the aggregate.

37. The Court will determine the amount of any fee and expense award to Plaintiffs’ Counsel. Any Court-approved fee and expense award will be paid by or on behalf of CHSI. CHSI stockholders are not personally liable for any such fees or expenses.

WHEN AND WHERE WILL THE SETTLEMENT FAIRNESS HEARING BE HELD?

DO I HAVE THE RIGHT TO APPEAR AT THE SETTLEMENT FAIRNESS HEARING? MAY I OBJECT TO THE SETTLEMENT AND SPEAK AT THE HEARING IF I DON’T LIKE THE SETTLEMENT?

38. You do not need to attend the Settlement Fairness Hearing. The Court will consider any submission made in accordance with the provisions below even if you do not attend the Settlement Fairness Hearing.

39. Please Note: The date and time of the Settlement Fairness Hearing may change without further written notice to CHSI Stockholders, or the Court may decide to conduct the Settlement Fairness Hearing by video or telephonic conference, or otherwise allow CHSI Stockholders to appear at the hearing by telephone or video, without further written notice to CHSI Stockholders. In order to determine whether the date and time of the Settlement Fairness Hearing have changed, or whether CHSI Stockholders must or may participate by telephone or video, it is important that you monitor the Court’s docket and the “Investor Relations”

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section of CHSI’s website, www.chs.net, before making any plans to attend the Settlement Fairness Hearing. Any updates regarding the Settlement Fairness Hearing, including any changes to the date or time of the hearing or updates regarding in-person or telephonic appearances at the hearing, will be posted to the “Investor Relations” section of CHSI’s website, www.chs.net. Also, if the Court requires or allows CHSI Stockholders to participate in the Settlement Fairness Hearing by telephone or video conference, the information needed to access the conference will be posted to the “Investor Relations” section of CHSI’s website, www.chs.net.

40. The Settlement Fairness Hearing will be held on [______________], 202[ ] at [__:__] [_].m., before The Honorable Eli J. Richardson, either in person at the United States District Court for the Middle District of Tennessee, Fred D. Thompson U.S. Courthouse and Federal Building, Courtroom 5C, 719 Church Street, Nashville, TN 37203, or by telephone or videoconference (in the discretion of the Court) to, among other things: (i) determine whether the proposed Settlement, on the terms and conditions provided for in the Stipulation, is fair, reasonable, and adequate, and should be approved by the Court; (ii) determine whether the Judgment, substantially in the form attached as Exhibit D to the Stipulation, should be entered dismissing the Action with prejudice; (iii) determine whether Plaintiff’s motion for an award of attorneys’ fees and expenses should be approved; and (iv) rule on such other matters as the Court may deem appropriate.

41. Any CHSI Stockholder who continues to own shares of CHSI common stock through the date of the Settlement Fairness Hearing may object to the Settlement and/or Plaintiff’s motion for an award of attorneys’ fees and expenses to Plaintiffs’ Counsel. Objections must be signed and in writing. You must file any written objection, together with copies of all other papers and briefs supporting the objection, with the Clerk’s Office at the United States District Court for the Middle District of Tennessee at the address set forth below no later than [_____________], 2023. Copies of the objection must also be delivered (by hand, first-class mail, or express service) to all Counsel to Plaintiff, and to all Counsel for the Individual Defendants and CHSI, at the addresses set forth below such that the objection is received on or before [_____________], 2023.

Clerk’s Office	Counsel to Plaintiff
Office of the Clerk	Jerry E. Martin
Fred D. Thompson U.S. Courthouse and	Barrett Johnson Martin & Garrison LLC
Federal Building	414 Union Street, Suite 900
719 Church Street, Suite 1300	Nashville, TN 37219
Nashville, TN 37203	Gregory M. Nespole
Levi & Korsinsky, LLP
33 Whitehall Street, 17th Floor
New York, New York 10004

Counsel for the Individual Defendants and CHSI
Steven A. Riley	Nora M. Crawford
Milton S. McGee, III	Wilson Sonsini Goodrich & Rosati, P.C.
Riley & Jacobson, PLC	222 Delaware Avenue, Suite 800
1906 West End Avenue	Wilmington, DE 19801
Nashville, TN 37203

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42. Any objections must: (i) identify the case name and case number for the Action, Ayers v. Smith, Case No. 3:19-cv-00733; (ii) state the objector’s name, address, and telephone number, and if represented by counsel, the name, address, and telephone number of his, her, or its counsel; (iii) contain a representation as to whether the objector and/or his, her, or its counsel intends to appear at the Settlement Fairness Hearing; (iv) contain a statement of the objection(s) to any matters before the Court, the grounds for the objection(s) or the reasons for the objector’s desiring to appear and be heard, as well as all documents or writings the objector desires the Court to consider, including any legal and evidentiary support; (v) if the objector has indicated that he, she, or it intends to appear at the Settlement Fairness Hearing, identify any witnesses the objector may call to testify and any exhibits the objector intends to introduce into evidence at the Settlement Fairness Hearing; and (vi) include (1) documentation sufficient to prove that the objector owned shares of CHSI common stock as of the close of trading on November 13, 2023, (2) documentation sufficient to prove that the objector continues to hold shares of CHSI common stock on the date of filing of the objection, and (3) a statement that the objector will continue to hold shares of CHSI common stock as of the date of the Settlement Fairness Hearing. Documentation establishing ownership of CHSI common stock must consist of copies of an official brokerage account statement, a screen shot of an official brokerage account, or an authorized statement from the objector’s broker containing the information found in an account statement. Plaintiffs’ Counsel and Defendants’ Counsel are authorized to request from any objector additional information or documentation sufficient to prove his, her, or its holdings of CHSI common stock.

43. You may not object to the Settlement or Plaintiff’s motion for an award of attorneys’ fees and expenses if you are not a CHSI Stockholder.

44. You may file a written objection without having to appear at the Settlement Fairness Hearing. You may not, however, appear at the Settlement Fairness Hearing to present your objection unless you first file and serve a written objection in accordance with the procedures described above, or unless the Court orders otherwise.

45. If you wish to be heard orally at the Settlement Fairness Hearing in opposition to the approval of the Settlement or Plaintiff’s motion for an award of attorneys’ fees and expenses, assuming you timely file and serve a written objection as described above, you must also file a notice of appearance with the Clerk’s Office and serve it on Counsel to Plaintiff and Counsel to the Individual Defendants and CHSI, at the addresses set forth in paragraph 41 above so that it is received on or before [_____________], 2023. Persons who intend to object and desire to present evidence at the Settlement Fairness Hearing must include in their written objection or notice of appearance the identity of any witnesses they may call to testify and exhibits they intend to introduce into evidence at the hearing. Objectors who intend to appear at the Settlement Fairness Hearing through counsel must also identify that counsel by name, address, and telephone number. Objectors and/or their counsel may be heard orally at the discretion of the Court.

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46. You are not required to hire an attorney to represent you in making written objections or in appearing at the Settlement Fairness Hearing. However, if you decide to hire an attorney, it will be at your own expense, and that attorney must file a notice of appearance with the Court and serve it on Counsel to Plaintiff, and Counsel to the Individual Defendants and CHSI at the addresses set forth in paragraph 41 above so that the notice is received on or before [_____________], 2023.

47. The Settlement Fairness Hearing may be adjourned by the Court without further written notice to CHSI Stockholders. If you intend to attend the Settlement Fairness Hearing, you should confirm the date and time of the hearing as stated in paragraph 39 above.

48. Unless the Court orders otherwise, any person or entity who does not object in the manner described above will be deemed to have waived any objection and will be forever foreclosed from making any objection to the proposed Settlement or Plaintiff’s motion for an award of attorneys’ fees and expenses. CHSI Stockholders do not need to appear at the Settlement Fairness Hearing or take any other action to indicate their approval.

CAN I SEE THE COURT FILE? WHOM SHOULD I CONTACT IF I HAVE QUESTIONS?

49. This Notice contains only a summary of the terms of the Settlement. For the full terms and conditions of the Settlement, please see the Stipulation available at the “Investor Relations” portion of CHSI’s website, www.chs.net. More detailed information about the matters involved in the Action can be obtained by accessing the Court docket in this case, for a fee, through the Court’s Public Access to Court Electronic Records (PACER) system at https://ecf.tnmd.uscourts.gov, or by visiting, during regular office hours, the Office of the Clerk, Fred D. Thompson U.S. Courthouse and Federal Building, 719 Church Street, Nashville, TN 37203. If you have questions regarding the Settlement, you may write, call, or email Counsel to Plaintiff:

Gregory M. Nespole

Levi & Korsinsky, LLP

33 Whitehall Street, 17th Floor

New York, New York 10004

(212) 363-7500

gnespole@zlk.com

PLEASE DO NOT CALL OR WRITE THE COURT, THE OFFICE OF THE CLERK OF THE COURT, INDIVIDUAL DEFENDANTS, THE COMPANY, OR THEIR COUNSEL REGARDING THIS NOTICE OR THE SETTLEMENT.

Dated: [__________], 2023	By Order of the Court
United States District Court for the
Middle District of Tennessee

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EXHIBIT D

IN THE UNITED STATES DISTRICT COURT

FOR THE MIDDLE DISTRICT OF TENNESSEE

NASHVILLE DIVISION

PATRICK AYERS, derivatively on behalf of	)	Case No. 3:19-cv-00733
COMMUNITY HEALTH SYSTEMS, INC.,	)
	)	District Judge Eli J. Richardson
Plaintiff,	)	Magistrate Judge Barbara D. Holmes
)
v.	)
)
WAYNE T. SMITH, et al.,	)
)
Defendants,	)
)
and	)
)
COMMUNITY HEALTH SYSTEMS, INC.,	)
)
Nominal Defendant.	)

[PROPOSED] JUDGMENT APPROVING DERIVATIVE ACTION SETTLEMENT

WHEREAS, a stockholder derivative action captioned Ayers v. Smith, Case No. 3:19-cv- 00733 (the “Action”) is pending in this Court;

WHEREAS, (i) plaintiff Patrick Ayers (“Plaintiff”), derivatively on behalf of nominal defendant Community Health Systems, Inc. (“CHSI” or the “Company”); (ii) defendants Thomas J. Aaron, W. Larry Cash, John A. Clerico, Michael Dinkins, James S. Ely III, John A. Fry, Kevin J. Hammons, Tim L. Hingtgen, William Norris Jennings, K. Ranga Krishnan, Julia B. North, Wayne T. Smith, and H. James Williams (collectively, the “Individual Defendants”); and (iii) nominal defendant CHSI (together with the Individual Defendants, the “Defendants,” and collectively with Plaintiff and the other parties to the Stipulation, the “Parties”), have entered into a Stipulation and Agreement of Settlement dated November 13, 2023 (the “Stipulation”), which sets forth the terms and conditions of the proposed settlement of the Action, subject to the approval of this Court pursuant to Rule 23.1 of the Federal Rules of Civil Procedure;

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WHEREAS, by Order dated __________ , 2023 (the “Preliminary Approval Order”), this Court: (i) preliminarily approved the proposed Settlement, as embodied in the Stipulation, subject to further consideration at the Settlement Fairness Hearing to be conducted before the Court; (ii) ordered that notice of the proposed Settlement in the manner and form approved by the Court be provided to persons and entities who held of record, or beneficially owned, common stock of CHSI as of the close of business on the date of execution of the Stipulation (“CHSI Stockholders”); (iii) provided CHSI Stockholders with the opportunity to object to the proposed Settlement and Plaintiff’s motion for an award of attorneys’ fees and expenses; and (iv) scheduled a hearing regarding final approval of the Settlement;

WHEREAS, due and adequate notice in the form and manner ordered by the Court has been given to CHSI Stockholders;

WHEREAS, the Court conducted a hearing on _______________, 202_ (the “Settlement Fairness Hearing”), to consider, among other things: (i) whether the proposed Settlement, on the terms and conditions provided for in the Stipulation, is fair, reasonable, and adequate, and should be approved by the Court; (ii) whether a judgment should be entered dismissing the Action with prejudice; and (iii) whether the agreed-to Fee and Expense Amount should be approved; and

WHEREAS, the Court having reviewed and considered the Stipulation, all papers filed and proceedings held herein in connection with the Settlement, all oral and written comments received regarding the Settlement, and the record in the Action, and good cause appearing therefor,

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED this day of ___________, 202__, that:

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1. This Judgment Approving Derivative Action Settlement (the “Judgment”) incorporates by reference the definitions in the Stipulation, and, unless otherwise defined in this Judgment, all capitalized terms used in this Judgment shall have the same meaning as set forth in the Stipulation.

2. The Court has jurisdiction over the subject matter of the Action, including all matters necessary to effectuate the Settlement and this Judgment, and over all parties to the Action and CHSI Stockholders.

3. This Judgment incorporates and makes a part hereof the Stipulation filed with the Court on                      , 2023.

4. Notice has been given to the CHSI Stockholders pursuant to and in the manner directed by the Preliminary Approval Order; proof of compliance with the notice procedure required under the Preliminary Approval Order was filed with the Court; and a full and fair opportunity to be heard has been afforded to all CHSI Stockholders. The form and manner of the notice provided is hereby confirmed to have been given in full compliance with each of the requirements of Federal Rule of Civil Procedure 23.1, due process, and all other applicable law and rules, and it is further determined that the Parties and all CHSI Stockholders are bound by the Judgment herein.

5. The Court finds that the Action is properly maintained as a stockholder derivative action on behalf of CHSI, and that Plaintiff and his counsel fairly and adequately represented the interests of CHSI and its stockholders. Plaintiff’s counsel is authorized to act on behalf of CHSI Stockholders with respect to all acts required by the Stipulation or such other acts which are reasonably necessary to consummate the Settlement set forth in the Stipulation.

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6. Pursuant to, and in accordance with, Rule 23.1 of the Federal Rules of Civil Procedure, this Court hereby fully and finally approves the Settlement set forth in the Stipulation in all respects (including, without limitation, the Releases provided for under the Settlement and the dismissal with prejudice of the claims asserted against Defendants in the Action), and finds that the Settlement is, in all respects, fair, reasonable, and adequate to the Company and its stockholders. The Court hereby directs the Parties to perform the terms of the Settlement as set forth in the Stipulation.

7. The Action and all of the claims asserted against Defendants in the Action by Plaintiffs are hereby dismissed with prejudice. The Parties shall bear their own costs and expenses, except as otherwise expressly provided in the Stipulation or this Judgment.

8. Without further action by anyone, and subject to Paragraph 10 below, upon the Effective Date of the Settlement, Plaintiff, on behalf of himself and his heirs, executors, administrators, predecessors, successors, and assigns, in their capacities as such, each of CHSI’s Stockholders (solely in their capacity as CHSI Stockholders), and the Company, as nominal defendant: (i) shall be deemed to have, and by operation of law and of this Judgment shall have, fully, finally, and forever compromised, settled, released, resolved, relinquished, waived, discharged, and dismissed each and every one of the Released Plaintiffs’ Claims against each and every one of the Defendants and the other Released Defendants’ Persons; (ii) shall by operation of law and of this Judgment have covenanted not to sue, directly or indirectly, any of the Released Defendants’ Persons with respect to any or all of the Released Plaintiffs’ Claims; and (iii) shall forever be barred and enjoined from directly or indirectly initiating, prosecuting, facilitating, filing, commencing, instituting, maintaining, assisting in, or intervening in any action, suit, cause of action, arbitration, claim, demand, or other proceeding in any jurisdiction, on his own behalf or in a representative capacity, that is based upon or arises out of any or all of the Released Plaintiffs’ Claims against any of the Defendants and the other Released Defendants’ Persons.

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9. Without further action by anyone, and subject to Paragraph 10 below, upon the Effective Date of the Settlement, Defendants, on behalf of themselves and their respective heirs, executors, administrators, predecessors, successors, and assigns, in their capacities as such: (i) shall be deemed to have, and by operation of law and of this Judgment, shall have, fully, finally, and forever compromised, settled, released, resolved, relinquished, waived, discharged, and dismissed each and every one of the Released Defendants’ Claims against each and every one of the Plaintiffs and the other Released Plaintiffs’ Persons; (ii) shall by operation of law and of this Judgment have covenanted not to sue, directly or indirectly, any of the Released Plaintiffs’ Persons with respect to any or all of the Released Defendants’ Claims; and (iii) shall forever be barred and enjoined from directly or indirectly initiating, prosecuting, facilitating, filing, commencing, instituting, maintaining, assisting in, or intervening in any action, suit, cause of action, arbitration, claim, demand, or other proceeding in any jurisdiction, on their own behalf or in a representative capacity, that is based upon or arises out of any or all of the Released Defendants’ Claims against any of the Plaintiffs and the other Released Plaintiffs’ Persons.

10. Notwithstanding Paragraphs 8-9 above, nothing in this Judgment shall bar any action by any of the Parties to enforce or effectuate the terms of the Stipulation or this Judgment.

11. Whether or not the Settlement is consummated, neither this Judgment, nor the Stipulation (including the exhibits thereto), nor the negotiations leading to the execution of the Stipulation, nor any proceedings taken pursuant to or in connection with the Stipulation, nor approval of the Settlement (including any arguments proffered in connection therewith):

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(a) shall be offered against any of the Released Defendants’ Persons as evidence of, or construed as, or deemed to be evidence of any presumption, concession, or admission by any of the Released Defendants’ Persons with respect to the truth of any fact alleged by Plaintiffs or the validity of any claim that was or could have been asserted or the deficiency of any defense that has been or could have been asserted in the Action or in any other litigation, or of any liability, negligence, fault, or other wrongdoing of any kind of any of the Released Defendants’ Persons or in any way referred to for any other reason as against any of the Released Defendants’ Persons, in this Action or in any arbitration proceeding or other civil, criminal, or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of the Stipulation;

(b) shall be offered against any of the Released Plaintiffs’ Persons, as evidence of, or construed as, or deemed to be evidence of any presumption, concession, or admission by any of the Released Plaintiffs’ Persons that any of their claims are without merit, that any of the Released Defendants’ Persons had meritorious defenses, or with respect to any liability, negligence, fault, or wrongdoing of any kind, or in any way referred to for any other reason as against any of the Released Plaintiffs’ Persons, in this Action or in any arbitration proceeding or other civil, criminal, or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of the Stipulation; or

(c) shall be construed against any of the Released Defendants’ Persons or the Released Plaintiffs’ Persons as an admission, concession, or presumption that the consideration to be given hereunder represents the consideration which could be or would have been recovered after trial; provided, however, that the Parties and the Released Persons and their respective counsel may refer to the Stipulation and this Judgment to effectuate the protections from liability granted thereunder or hereunder or otherwise to enforce the terms of the Settlement.

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12. The Court hereby approves the sum of $_________________ for the payment of Plaintiffs’ Counsel’s attorneys’ fees and expenses in the Derivative Actions, which sum the Court finds to be fair and reasonable. Plaintiffs’ Counsel shall allocate the attorneys’ fees awarded amongst Plaintiffs’ Counsel in a manner which they, in good faith, believe reflects the contributions of such counsel to the institution, prosecution, and settlement of the Derivative Actions.

13. The effectiveness of this Judgment and the obligations of the Parties under the Settlement shall not be conditioned upon or subject to the resolution of any appeal or other matter, court order, or proceeding that relates solely to the award of attorneys’ fees and litigation expenses to Plaintiffs’ Counsel.

14. The parties to the Action have represented that the Action was filed, prosecuted, defended, and settled in good faith, and that during the course of the Action, the parties to the Action and their respective counsel at all times complied with the requirements of Rule 11 of the Federal Rules of Civil Procedure and all similar rules and laws.

15. Without affecting the finality of this Judgment in any way, the Court hereby retains continuing jurisdiction over: (i) implementation of the Settlement; and (ii) the parties to the Action and all CHSI Stockholders for the purpose of construing, enforcing, and administering the Stipulation and the Settlement.

16. Without further approval from the Court, the Parties are hereby authorized to agree to and adopt such amendments or modifications of the Stipulation or any exhibits attached thereto to effectuate the Settlement that are not materially inconsistent with this Judgment. Without further order of the Court, the Parties may agree to reasonable extensions of time to carry out any provisions of the Settlement.

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17. If the Settlement is terminated as provided in the Stipulation or the Effective Date of the Settlement otherwise fails to occur, this Judgment shall be vacated, rendered null and void, and be of no further force and effect, except as otherwise provided by the Stipulation, and this Judgment shall be without prejudice to the rights of Plaintiffs, Defendants, and the Company, and the Parties shall each revert to their respective litigation positions in the Action as of immediately prior to the execution of the Stipulation.

18. The Parties are hereby authorized and directed to comply with and to consummate the Settlement in accordance with its terms and provisions, and the Clerk is directed to enter and docket this Judgment in the Action. The Court finds that this Judgment is a final judgment and should be entered in accordance with Rule 58 of the Federal Rules of Civil Procedure.

SO ORDERED this _____day of ____________, 202__.

The Honorable Eli J. Richardson
United States District Judge

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